Exhibit No. 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

AGREEMENT WITH RESPECT TO RETAINED RIGHTS
THIS AGREEMENT WITH RESPECT TO RETAINED RIGHTS (“Agreement”) is entered into this day of 7th day of March, 2019 by and between Kaupulehu Developments, a Hawaii general partnership (“KD”), on the one hand, and KD Acquisition II, LP, a Delaware limited partnership (“Acquisition II”) on the other.
R E C I T A L S :

A.
Acquisition II is the lessee under a ground lease entitled “Indenture of Lease”, dated as of May 27, 2009, Lease No. 29,250, and made between the Trustees of the Estate of Bernice Pauahi Bishop as the lessor, and WB KD Acquisition II, LLC as the lessee, as modified by an Amendment of Bishop Estate Lease Nos. 29,250 and 29,251 dated March 7, 2016 (the lease as amended being referred to below as the “Increment 2 Lease”). The Increment 2 Lease leases and demises to Acquisition II certain land and related real property interests situated in the County of Hawaii which are described on Exhibit “A” attached hereto and incorporated herein by this reference, which land and interests are hereinafter referred to as “Increment 2”. Increment 2 will further include any parcel hereafter conveyed from KD Acquisition, LLLP (“Acquisition I”) to Acquisition II which presently comprises part of Lot 44 in File Plan 2438 (as recorded in the Bureau of Conveyances of the State of Hawaii (the “Bureau”)), County of Hawaii, State of Hawaii.

B.
Acquisition II (then known as WB KD Acquisition II, LLC) purchased certain interests related to Increment 2 from KD on terms and conditions set forth in that certain May 27, 2009 Amended and Restated Agreement as to Lot 4A, Increment 2, and made also with Acquisition I (“Increment 2 Sale Agreement”).

C.
The Increment 2 Sale Agreement also granted Acquisition II the right to drill wells on KD’s leasehold Lot 4-C and the right to use a portion of Lot 4-C not to exceed 10 acres as a staging and storage area to support the development of Increment 2, all on terms and conditions set forth in Exhibit “B” attached hereto and incorporated herein by this reference (the Exhibit “B” terms to be interpreted by reference to the full Increment 2 Sale Agreement), The rights

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described in this Recital C and more fully set forth in Exhibit “B” are referred to below as “Acquisition II’s Lot 4-C Rights”.

D.
In selling Acquisition II certain interests related to Increment 2 under the Increment 2 Sale Agreement, KD reserved or retained or was granted certain rights in relation to Increment 2 and the Increment 2 leasehold, including (1) the right to receive a percentage of the gross proceeds from Increment 2 lot or unit sales, (2) the right to receive “Distribution Payments”. as defined in the Increment 2 Sale Agreement, (3) the right to approve changes in the Increment 2 Concept Plan, which plan identified the location and the number of units of each type which Acquisition 11 planned to develop within Increment 2, and (4) the right, upon certain conditions specified in the Increment 2 Sale Agreement, to step in and assume Acquisition II’s rights under the increment 2 Lease. The rights described in items (1), (2), (3) and (4) above, and any other rights or interests that KD may hold under the Increment 2 Sale Agreement, or in relation to Increment 2 pursuant to the Increment 1 Purchase Agreement (as defined in the Increment 2 Sale Agreement), are referred to below collectively as “KD’s Increment II Retained Rights” Increment 2 Sale Agreement), are referred to below collectively as “KD’s Increment II Retained Rights”.

E.
Notice to third parties of KD’s Increment II Retained Rights (and of its similar rights reserved with respect to Increment 1, which is referenced in the Increment 2 Sale Agreement) is provided by a Memorandum of Agreement dated February 13, 2004 recorded in the Bureau as Document No. 2004-031731, as amended by Amendment to Memorandum of Agreement dated May 27, 2009 recorded in the Bureau as Document No. 2009-096329 (collectively referred to below as “Notice of Retained Rights”).

F.
To date, only two (2) residential lots within Increment 2 have been developed and sold (KD acknowledges receipt of the payments due it in consideration of its release of KD’s Increment II Retained Rights in the two lots sold), and much of the infrastructure and amenities needed to support the full development of Increment II have not yet been constructed and installed.

G.
Acquisition II has agreed to admit Replay Kaupulehu Development LLC (“Replay”) as an additional partner of the Acquisition II partnership to lend its depth of similar-project experience to Acquisition II in proceeding with the design, planning, financing: development, marketing and sale of lots or units in Increment 2 (the “Project”), the first contemplated phase of the Project, as further determined by Acquisition II, being referred to below as “Phase 2A”.

H.
The rights and obligations of Acquisition II’s partners going forward, with Replay added as a partner, will be governed by that certain Amended and Restated Limited Partnership Agreement of KD Acquisition II, LP (“Partnership Agreement”) dated on or about the date

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hereof and made in the form attached hereto and incorporated herein by this reference as Exhibit “C”.

I.
To facilitate the development and sale of lots or units within Increment 2, Acquisition II has requested that (1) KD release KD’s Increment II Retained Rights, and (2) KD confirm the continuation in full force and effect of Acquisition II’s Lot 4-C Rights.

J.
KD is willing to release, relinquish and surrender KD’s Increment II Retained Rights and to confirm the continuation of Acquisition II’s Lot 4-C Rights for the consideration, and on the terms and conditions, described below.

NOW THEREFORE, for the consideration and mutual agreements described below, each of KD and Acquisition II covenants and agrees as follows:
1.    Agreement to Release of Retained Rights. KD covenants and agrees to release KD’s Increment II Retained Rights at Closing as hereinafter set forth (the term “Closing” is defined below).
2.    Confirmation of Acquisition II’s Lot 4-C Rights. KD acknowledges and confirms to and for the benefit of Acquisition II that the rights assigned or granted to Acquisition II under the Increment 2 Sale Agreement included Acquisition II’s Lot 4-C Rights, that Acquisition II’s Lot 4-C Rights continue in full force and effect and may be exercised by Acquisition II in connection with its development of Increment 2 at any time during the term of KD’s lease of Lot 4-C, subject to any public regulatory requirements and the consent, if required, of KD’s lessor for Lot 4-C.
3.    Consideration for Release of Retained Rights. As consideration for KD’s release of KD’s Increment II Retained Rights and confirmation of Acquisition II’s Lot 4-C Rights as hereinafter set forth, Acquisition II agrees:
(a)    To pay KD the sum of ONE MILLION AND NO1100 DOLLARS ($1,000,000.00) at Closing (to be paid to KD by Acquisition II prior to admission of Replay as a partner of the Acquisition II partnership).
(b)    To convey to KD three (3) subdivided residential single-family lots (each a “Residential Lot”) in Phase 2A of the Project and four (4) such Residential Lots in subsequent phases of the Project, as and when Phase 2A and other phases are developed from time to time, on the terms and conditions as set forth in Exhibit “D” attached hereto.
(c)    To (i) provide KD with copies of all financial and other reports and information provided to its Partners under Section 7.2 of the Partnership Agreement, such reports and other information to be provided to KD at the same times as they are provided to the Partners, and (ii) permit KD to audit Acquisition II’s financial records to the extent required by public

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regulatory authority because of KD’s status as a publicly traded entity, with such regulatory requirement to be substantiated to Acquisition II to its reasonable satisfaction before any audit is undertaken. Any such audit shall be at KD’s sole cost and expense, and KD shall reimburse Acquisition II for all costs and expenses (both out-of-pocket and an allocation of administration and overhead as determined by Acquisition II) that Acquisition II may incur in connection with such audit. KD shall be obligated to preserve the confidentiality of all reports and information received or obtained pursuant to the foregoing provisions in accordance with Section 7.4 of the Partnership Agreement, the terms of which are incorporated herein by this reference and made applicable to KD as if KD were a Partner under the Partnership Agreement.
(d)    To make payments to KD as distributions are made to the Partners pursuant to Section 8.1(c) of the Partnership Agreement in the amounts that would be distributed to KD pursuant to such Section if KD were a Partner of Acquisition II with a 15% Percentage Interest, and the Percentage Interests of the other Partners totaled 85% (the “KD Distributions Interest”). The payments to KD pursuant to the KD Distributions Interest shall continue until Acquisition II, its successors and assigns as the Lessee under the Increment 2 Lease, is no longer generating revenues from Increment 2 or until such earlier date as Acquisition II sells all of its right, title and interest in Increment 2. KD acknowledges and agrees that, notwithstanding anything in this Agreement to the contrary, (i) the KD Distributions Interest does not and shall not entitle KD to any voting, consent, approval or other rights under the Partnership Agreement (or otherwise in connection with Acquisition II or the Project) other than the right to receive payment on account of the KD Distributions Interest (with KDK continuing to hold any attendant rights associated with the determination of and accounting for the payment and distribution amounts); (ii) Acquisition II and its Partners do not owe any duty (fiduciary or otherwise) to KD in connection with the KD Distributions Interest, whether pursuant to the Partnership Agreement or otherwise (subject only to Acquisition II’s contractual undertakings hereunder); (iii) the KD Distributions Interest does not constitute any partnership or economic interest in Acquisition 11; and (iv) for the avoidance of doubt, the prior consent of KD shall not be required to amend or modify any of the terms of the Partnership Agreement (subject, however, to the terms of section 3(e) below). The foregoing provisions and limitations also apply to KD’s rights to receive Residential Lot conveyances under section 3(b) above.
(e)    KD’s approval of any amendment of the Partnership Agreement that may have a material adverse effect on KD’s rights hereunder shall be required, except that such approval shall not be required for any amendments to Section 8.1(a) or 8.1(b) of the Partnership Agreement, or related provisions therein, in favor of any party providing Third-Party Equity pursuant to the terms of the Partnership Agreement.
4.    Conditions Precedent to Release of Retained Rights.

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a.    The payment to KD of the ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) pursuant to Section 3(a) above; and
b.    The occurrence of the Effective Date of the Amended and Restated Limited Partnership Agreement as the term “Effective Date” is defined in the Partnership Agreement.
5.    Closing; Form of Release; Release and Discharge. Upon and contemporaneously with the satisfaction of the latest to occur of the conditions precedent in subparagraphs 2.a and 2.b above (“Closing”), KD will execute and deliver to Acquisition II, for recordation in the Bureau, the Partial Release of Retained Rights (the “Recording Release”) in the form attached hereto as Exhibit “E”. Upon Closing the terms of the Recording Release shall be deemed incorporated herein by this reference and shall run to the benefit of Acquisition II under this Agreement. Without limiting the scope or effect of the Recording Release (KD acknowledging that it also confirms the expiration or termination and release of certain rights respecting Increment 1), KD further specifically acknowledges and agrees that upon Closing, KD’s Increment II Retained Rights shall be released and terminated and of no further force or effect, and the Increment 2 Sale Agreement shall be fully discharged and terminated except with respect to Acquisition II’s Lot 4-C Rights.
6.    Partnership Agreement; Incorporation of Certain Sections. The following provisions of the Partnership Agreement are hereby incorporated into this Agreement with any reference to “Agreement” or “Partner” or “Partners” in the incorporated sections to be read as a reference to this Agreement and to the parties hereunder:
Section 14.1    Addresses and Notice; Time Computation
Section 14.6    Binding Effect
Section 14.9    Counterparts
Section 14.10    Applicable Law
Section 14.11    Invalidity of Provisions
Section 14.12    Entire Agreement
Section 14.13    Additional Documents and Acts
Section 14.14    Amendments
Section 14.15    Attorney Fees; Damages
Notwithstanding the aforesaid Section 14.9, the Recording Release must be delivered in original executed and acknowledged form. In addition, the provisions of Section 14.10 of the Partnership Agreement entitled “Applicable Law” are incorporated herein by reference with, however, Hawaii law rather than Delaware law to apply. The address of each of the parties hereto for purposes of giving notice to the other party under Section 14.1 referenced as incorporated herein above shall be as follows:

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All notices, requests and other communications hereunder (collectively, “Notices”) shall be given and deemed received in accordance with the notice provisions of the Partnership Agreement, employing the following addresses or e-mail addresses:
If to Kaupulehu Developments:
c/o Barnwell Hawaiian Properties, Inc.
1100 Alakea Street, Suite 2900
Honolulu, Hawaii 96813
Attention: Alexander C. Kinzler
Phone: (808) 531-8400
Fax: (808) 531-7181
E-mail:
If to KD Acquisition II, LP:
KD Kaupulehu, LLLP
c/o Barnwell Hawaiian Properties, Inc.
1100 Alakea Street, Suite 2900
Honolulu, Hawaii 96813
Attention: Alexander C. Kinzler
Phone: (808) 531-8400
Fax: (808) 531-7181
E-mail:
With a copy to:
Ashford & Wriston LLP
999 Bishop Street, Suite 1400
Honolulu, HI 96813
Attention: Cuyler Shaw
E-mail:
Telecopy No (808) 539-4945
and
Replay Kaupulehu Development LLC
c/o Re:Play Management Ltd.
Suite 2150-745 Thurlow Street
Vancouver, BC V6E 005
Attn.: Mr. Paul Jorgensen
E-mail:
With a copy to:

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Replay Kaupulehu Development LLC
c/o Replay Destinations Inc.
631 Center Street
Healdsburg, CA 95448
Attn: Mr. David Hill
E-mail:
7.    Terms capitalized but not defined in this Agreement shall have the meanings assigned to them in the Partnership Agreement.
8.    KD’s rights and interests under this Agreement may not be assigned or transferred without the prior written consent of Acquisition II, which may be withheld in Acquisition II’s discretion; provided, that this restriction on assignment will not apply to the “Remaining Increment 1 Payment Rights” defined in the Recording Release. If KD purports to make any assignment or transfer in violation of the foregoing provisions, then at the election of Acquisition II, the assignment or transfer shall be null and void ab initio.
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IN WITNESS WHEREOF, the parties have executed this Agreement to Release Retained Rights as of the date first written above.

Kaupulehu Developments,
a Hawaii general partnership

By: /s/ Alexander C. Kinzler
Name: Alexander C. Kinzler
Title: President, General Partner

“KD”

KD Acquisition II, LP,
a Delaware limited partnership

By: Kaupulehu II, LLC, a Delaware limited liability company, its general partner

By: Replay Kaupulehu Development LLC, a Delaware limited liability company, its Member

By: /s/ Paul Jorgensen
Name: Paul Jorgensen
Title: President

By: KD Kaupulehu, LLLP,
a Delaware limited liability limited partnership, its Member

By: /s/ Terry Johnston
Name: Terry Johnston
Title: Chairman

“Acquisition II”

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EXHIBIT “A”
Increment 2 Real Property (Leasehold)
FIRST:
All of those certain parcels of land (being portion of the land(s) described in and covered by Royal Patent Number 7843, Land Commission Award Number 7715, Apana 10 to L. Kamehameha) situate, lying and being at Kaupulehu, District of North Kona, Island and County of Hawaii, State of Hawaii being:
LOT 46A of the “KAUPULEHU LOT 4-A INCREMENT 2, PHASE 1 SUBDIVISION”, containing an area of 147.768 acres, more or less;
All as shown on subdivision map prepared by Dan H. Hirota, Land Surveyor, dated August 26, 2015, approved by the Planning Director, County of Hawaii, on September 17, 2015, as SUB-13-001254-Revised, as shown in AFFIDAVIT dated September 25, 2015, recorded as Document No. A-57490755.
SECOND:
All of that certain parcel of land situate at Kaupulehu, District of North Kona, Island and County of Hawaii, State of Hawaii, being LOT 45 of the “Kaupulehu LOT 4-A, INCREMENT 1, PHASE 2 SUBDIVISION”, as shown on File Plan Number 2438, filed in the Bureau of Conveyances of the State of Hawaii, and containing an area of 273.875 acres, more or less.

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EXHIBIT “B”
Acquisition II’s Lot 4-C Rights
10.2    Water Rights. WBKD shall have the right to drill such wells on Lot 4C as it deems reasonably necessary to provide non-potable water for the benefit of Lot 4A (including, without limitation, Increment 1 and Increment 2), subject, however, to KD’s approval of the design and location of such non-potable water system, which approval will not be unreasonably withheld, conditioned or delayed. WBKD shall have the right to render non-potable watt: obtained from Lot 4C potable (whether through desalination or otherwise), subject, however, to KD’s approval of the design, location and other matters relating to the extraction and delivery of the water, which approval will not be unreasonably withheld, conditioned or delayed. WBKD shall be responsible for obtaining all approvals for such processing, including a conditional use permit from the State of Hawaii; provided, however, that to the extent that any approvals from KS are required, KD shall use commercially reasonable efforts to assist WBKD to obtain such approvals from KS. At such time as WBKD completes the development of Increments 1 and 2 and the sale of all Units, Lots and Area in each such increment, WBKD shall reassign to KD, for use on Lot 4C or otherwise, all of its right, tide and interest in and to the Water Rights to the extent such rights include water that is in excess of (a) the amounts then committed by WBKD to any portion of Increment 1 and Increment 2 and (b) the amounts reasonably needed by WBKD to develop and operate Increments 1 and 2 substantially in accordance with the Concept Plan.
10.3    Other Rights. So long as Lease 12,260 between KS and KD (which now covers Lot 4C), the Lot 4A Lease and the Increment 2 Lease have not been terminated, ‘WBKD shall have the right to use a portion of Lot 4C not to exceed ten (10) acres in such location as mutually agreed upon between WBKD and KD, subject to any required third patty approvals including, without limitation, any permits or approvals (including from KS, if applicable) required because Lot 4C is classified as “conservation” land, in connection with the development and maintenance of Lot 4A, including as a staging area (including parking) and for related storage. Upon the request of and to the extent reasonably required by, WBKD, KD shall] cooperate with WBKD in securing all third party approvals required for use of Lot 4C for such purposes; provided, however, that WBKD shall pay any third party costs and expenses incurred by KD in connection therewith.

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EXHIBIT “C”
Limited Partnership Agreement
of KD Acquisition II, LP
(see the attached)

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AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
OF
KD ACQUISITION II, LP

DATED: MARCH 7, 2019

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Table of Contents
Page

DEFINITIONS	1

ORGANIZATIONAL MATTERS	14
SECTION 2.1LP ACT; CV ERTIFICATE    14
SECTION 2.2NAME    14
SECTION 2.3PURPOSES    14
SECTION 2.4POWERS    14
SECTION 2.5TERM    15
SECTION 2.6TITLE TO PARTNERSHIP ASSETS    15
SECTION 2.7REPRESENTATIONS AND WARRANTIES    15
SECTION 2.8ENTITY CHARACTERIZATION    15

3 CAPITAL CONTRIBUTIONS AND ADDITIONAL FUNDING.	15
SECTION 3.1PHASE 2A PRE-DEVELOPMENT COSTS    15
SECTION 3.2PROJECT COSTS    16
SECTION 3.3RETURN OF CAPITAL    20
SECTION 3.4NO OTHER CONTRIBUTIONS    20

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SECTION 3.5NO INTEREST PAYABLE    20
SECTION 3.6DEFICIT CAPITAL ACCOUNTS    20

MANAGEMENT AND OPERATIONS OF BUSINESS	20
SECTION 4.1MANAGEMENT VESTED IN GENERAL PARTNER    20
SECTION 4.2POWERS OF GENERAL PARTNER    21
SECTION 4.3RIGHT TO RELY ON GENERAL PARTNER    23
SECTION 4.4TRANSACTIONS INVOLVING AFFILIATES    23
SECTION 4.5REIMBURSEMENT OF GENERAL PARTNER    23
SECTION 4.6INDEMNIFICATION    23
SECTION 4.7GENERAL PARTNER STANDARD OF CONDUCT    24
SECTION 4.8REPLACEMENT OF GENERAL PARTNER    25

NO MANAGEMENT RIGHTS, LIMITED LIABILITY OF LIMITED PARTNERS	25
SECTION 5.1LIMITATION OF LIABILITY    25

INDEPENDENT ACTIVITIES OF PARTNERS	26
SECTION 6.1GENERAL SCOPE OF INDEPENDENT ACTIVITIES    26
SECTION 6.2WAIVER OF RIGHTS WITH RESPECT TO INDEPENDENT ACTIVITIES    26

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SECTION 6.3LIMITATION ON PARTNERSHIP OPPORTUNITIES    26
SECTION 6.4ACKNOWLEDGMENT OF REASONABLENESS    26

7 FISCAL MATTERS	26
SECTION 7.1RECORDS AND ACCOUNTING    26
SECTION 7.2REPORTS    27
SECTION 7.3ADDITIONAL INFORMATION    27
SECTION 7.4CONFIDENTIALITY    27

DISTRIBUTIONS	28
SECTION 8.1DISTRIBUTION OF CASH FLOW    28
SECTION 8.2WITHHOLDING    28
SECTION 8.3SPECIAL DISTRIBUTION OR CONVEYANCE OF LOTS    28

CAPITAL ACCOUNTS; ALLOCATIONS TO PARTNERS	29
SECTION 9.1CAPITAL ACCOUNTS    29
SECTION 9.2TAX ALLOCATIONS    30
SECTION 9.3SPECIAL ALLOCATIONS    31
SECTION 9.4REGULATORY COMPLIANCE; CURATIVE ALLOCATIONS    32

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SECTION 9.5TAX ALLOCATIONS    33
SECTION 9.6OTHER ALLOCATION RULES    33

TAX MATTERS	34
SECTION 10.1PREPARATION OF TAX RETURNS    34
SECTION 10.2TAX ELECTIONS    34
SECTION 10.3TAX REPRESENTATIVE    34
SECTION 10.4TAXES ATTRIBUTABLE TO CURRENT OR FORMER PARTNERS    35

11 TRANSFERS AND WITHDRAWALS	35
SECTION 11.1TRANSFER RESTRICTIONS    35
SECTION 11.2GENERAL PROVISIONS FOR TRANSFERS    36
SECTION 11.3WITHDRAWAL    38

12 DISSOLUTION, LIQUIDATION AND TERMINATION	38
SECTION 12.1DISSOLUTION    38
SECTION 12.2WINDING UP    38
SECTION 12.3TERMINATION OF PARTNERSHIP AND CANCELLATION OF CERTIFICATE OF THE PARTNERSHIP    39

ARBITRATION	39

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SECTION 13.1WAIVER OF COURT ACTION    39
SECTION 13.2CONSENT TO MEDIATION AND ARBITRATION    40

14 GENERAL PROVISIONS	41
SECTION 14.1ADDRESSES AND NOTICE; TIME COMPUTATION    41
SECTION 14.2TITLES AND CAPTIONS    43
SECTION 14.3PRONOUNS AND PLURALS; WORD MEANINGS    43
SECTION 14.4NO PARTITION    44
SECTION 14.5MONEY OR CURRENCY    44
SECTION 14.6BINDING EFFECT    44
SECTION 14.7NO THIRD PARTY RIGHTS    44
SECTION 14.8REMEDIES; WAIVER    45
SECTION 14.9COUNTERPARTS    45
SECTION 14.10APPLICABLE LAW    45
SECTION 14.11INVALIDITY OF PROVISIONS    45
SECTION 14.12ENTIRE AGREEMENT    45
SECTION 14.13ADDITIONAL DOCUMENTS AND ACTS    45

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SECTION 14.14AMENDMENTS    46
SECTION 14.15ATTORNEY FEES; DAMAGES    46
SECTION 14.16CONSTRUCTION    46
SECTION 14.17SURVIVAL OF CERTAIN PROVISIONS    46

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AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
OF
KD ACQUISITION II, LP
THIS LIMITED PARTNERSHIP AGREEMENT (this “Agreement”), dated effective as of March 7, 2019 (the “Effective Date”), is entered into by and among Replay Kaupulehu Development LLC, a Delaware limited liability company (“Replay”), KD Kaupulehu, LLLP, a Delaware limited liability limited partnership (“KDK”), Kaupulehu II, LLC, a Delaware limited liability company (the “General Partner”), and KD Acquisition II. LP, a Delaware limited partnership (the “Partnership”).
RECITALS
WHEREAS, on or about June 27, 2018, the Partnership (formerly known as KD Acquisition II, LLLP) cancelled its existence as a Delaware limited liability limited partnership and filed an amended and restated certificate of limited partnership.
WHEREAS, prior to the Effective Date, the General Partner was the sole general partner of the Partnership and held [****] Partnership Units (as hereafter defined) in the Partnership.
WHEREAS, prior to the Effective Date, KDK was the sole limited partner of the Partnership and held [****] Partnership Units in the Partnership.
WHEREAS, effective as of the Effective Date, the Partnership authorized [****] new Partnership Units to be issued to Replay concurrently herewith, and has admitted Replay as a Limited Partner in the Partnership.
WHEREAS, the Partners wish to amend and restate the existing limited partnership agreement of the Partnership for the purpose of setting forth their agreements with respect to the development of the Project (as hereafter defined) and the various economic and management rights and obligations of the Partners with respect to the Partnership.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants herein contained, the recitals set forth above, which are incorporated herein by this reference, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

[****]=[CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED]

ARTICLE 1
DEFINITIONS
Capitalized terms used in this Agreement shall have the meanings ascribed to them in this Article 1 or as elsewhere provided in this Agreement.
“Adjusted Capital Account Balance” equal to the balance in such Partner’s Capital Account at the end of the relevant Fiscal Year. after increasing the balance in such Partner’s Capital Account by any amount which such Partner is deemed to be obligated to restore pursuant to Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5).
“Adjusted Capital Account Deficit” shall mean, with respect to any Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of the relevant Fiscal Year after giving effect to the following adjustments:
(i)    Credit to such Capital Account any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and (i)(5) of the Treasury Regulations; and
(ii)    Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations.
The foregoing definition of “Adjusted Capital Account” is intended to comply with the provisions of Treasury Regulation Sections 1.704-1(b)(2) and 1.704-2, and shall be interpreted consistently therewith.
“Affiliate”, generally, means, with respect to any Person, (i) any Person directly or indirectly Controlling, Controlled by or under common Control with such Person; (ii) any Person beneficially, directly or indirectly, owning or controlling ten percent (10%) or more of the outstanding voting of such Person; (iii) any Person of which such Person beneficially, directly or indirectly, owns or Controls ten percent (10%) or more of the voting; (iv) any officer, director, member, manager, partner or trustee in such Person, or (v) a family member of such Person, an Entity Controlled by a family member of such Person, or a trust in which a family member of such Person is a beneficiary.
“Agreement” means this Limited Partnership Agreement, as it may be amended, supplemented or restated from time to time.
“Bankruptcy” means (i) the filing by a Person of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title II of the United States Code or any other federal, state or foreign insolvency law, or a Person’s filing an answer consenting to or acquiescing in any such petition; (ii) the making by a Person of any assignment for the benefit of its creditors with respect to substantially all of the assets of such Person; (iii) the earlier of (A) an entry of an order of relief or (13) the expiration of sixty (60) days after the filing of an involuntary petition under Title 11 of the United States Code, an application for the appointment of a receiver for substantially all of the assets of a Person, or any involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal, state or foreign insolvency law, provided that the same shall not have been dismissed, vacated, set aside, stayed or otherwise disposed of within such 60-day period, or (iv) the admission by a Person in writing of its inability to pay its debts as they become due.
“Book Value” of any asset of the Partnership means such asset’s adjusted basis for federal income tax purposes, except that:
(i)    the initial Book Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset (not reduced for any liabilities to which it is subject or which the Partnership assumes), as such value is determined and for which credit is given to the contributing Partner under this Agreement;
(ii)    the Book Values of all assets of the Partnership shall be adjusted to equal their respective gross fair market values, as determined by the General Partner, at and as of the following times:
(a)    the acquisition of a Partnership Interest by a new or existing Partner in exchange for other than a de minimis Capital Contribution by such Partner, if the General Partner determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners;
(b)    the distribution by the Partnership to a Partner of more than a de minimis amount of any asset of the Partnership (including cash or cash equivalents) as consideration for all or any portion of a Partnership Interest, if the General Partner determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners;
(c)    the liquidation of the Partnership within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g);
(d)    at such other times in accordance with Treasury Regulation section 1.704-1(b)(2)(iv) as the General Partner deems advisable;
(iii)    The Book Value of any assets of the Partnership distributed to any Partner shall be adjusted to equal the gross fair market value (taking into account

Code Section 7701(g)) of such asset on the date of the distribution as determined by the General Partner; and
(iv)    the Book Value of the assets of the Partnership shall be increased (or decreased) to reflect any adjustment to the adjusted basis of such assets pursuant to Section 734(b) or Section 743(b) of the Code, or in connection with any gross income special allocations or other special allocations to rectify an Adjusted Capital Account Deficit (whether made pursuant to Section 9.3(e) or otherwise) (but without double-counting), but only to the extent such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(rn); provided, however, that Book Value shall not be adjusted pursuant to this clause (iv) to the extent that the General Partner determines that an adjustment pursuant to clause (iii) hereof is necessary or appropriate in connection with the transaction that would otherwise result in an adjustment pursuant to this clause (iv).
If the Book Value of an asset has been determined or adjusted pursuant to the preceding clauses (i), (ii), (iii) or (iv), such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profit and Loss, and the amount of the adjustment shall thereafter be taken into account as gain or loss from the distribution of such asset for purposes of computing Profit or Loss.
“Business Day” means any day except a Saturday, Sunday or other day on which, as applicable, national banks in Honolulu, Hawaii are not open for business.
“Business Plan” means the business plan approved by the General Partner that sets forth in reasonable detail the Partnership’s strategies for the development, financing, construction, marketing and operation of the Project, including each contemplated Phase of the Project and the schedule for the initiation, subdivision and completion of the construction of the same, as the same may be modified from time to time by the General Partner.
“Capital Account” shall mean, with reference to a Partner, the account of the Partner established under Section 9.1, which is determined, maintained, and adjusted in accordance with the Code and the Treasury Regulations. including the Treasury Regulations under Sections 704(b) and (c) of the Code, and consistent therewith the Capital Account of each Partner will be determined and adjusted as follows:
(i)    Each Partner’s Capital Account shall be such Partner’s initial Capital Contribution, increased by:
(a)    any Capital Contributions consisting of cash made by such Partner plus the Book Value of any Capital Contributions made by such Partner consisting of property other than cash (net of any liabilities to which such property is subject or which are assumed by the Partnership);
(b)    such Partner’s distributive share of Profit and any items in the nature of income and gain that are specially allocated to such Partner pursuant to Article 9 hereof; and
(c)    any other increases required by Treasury Regulation Section 1.704-1(b)(2)(iv).
(ii)    Each Partner’s Capital Account will be decreased by:
(a)    any distributions of cash made from the Partnership to such Partner plus the Book Value of any property (other than cash) distributed in kind to such Partner, as determined after the adjustment to be made pursuant to clause (ii)(b) of the definition of Book Value (net of any liabilities to which such property is subject or which are assumed by such Partner);
(b)    such Partner’s distributive share of Loss and any items in the nature of expenses or losses that are specially allocated to such Partner pursuant to Article 9 hereof; and
(c)    any other decreases required by Treasury Regulation Section 1.704-1(b)(2)(iv).
In determining the amount of any liability for purposes of subsections (i) and (ii) above, there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and Treasury Regulations.
The provisions of this definition relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Treasury Regulations. If the General Partner determines that it is necessary or prudent to modify the manner in which the Capital Accounts are maintained in order to comply with such Treasury Regulations, the General Partner may make such modification, provided that, notwithstanding any other provision in this Agreement, such modification will not affect the amounts distributable to any Partner. The General Partner shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet. as computed for book purposes, in accordance with Regulations Section 1.704-1(b) (2) (iv)(q), and (ii) make any appropriate modifications in the event that unanticipated events might otherwise cause this

Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2. The Capital Accounts of the Partners existing as of the Effective Date are set forth in Exhibit D attached hereto.
“Capital Contribution” means, with respect to any Partner, the aggregate amount of cash and, if applicable, the initial Book Value of any property which such Partner contributes or is deemed to contribute to the Partnership pursuant to Article 3, including the Partner’s initial Capital Contribution and any additional Capital Contribution (including any Priority Capital Contributions), reduced by the amount of any liability assumed by the Partnership relating to any such property and any liability to which such property is subject.
“Cash Flow” shall mean [****].
“Certificate” means the Certificate of Limited Partnership of the Partnership previously filed in the office of the Delaware Secretary of State, as amended from time to time in accordance with the terms hereof and the LP Act.
“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the Treasury Regulations. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.
“Condition Satisfaction Date” means [****].
“Condition Satisfaction Deadline” has the meaning set forth in Section 3.1(b).
“Confidential Information” has the meaning set forth in Section 7.4.
“Control” or “control” means the ability, directly or indirectly, whether through ownership of partnership interests, manager or member interests. of voting securities, or otherwise, to direct the policies and management of any Entity.
“Debt Financing” means any loan, debt, mortgage or other financing to be provided to the Partnership, a Subsidiary or a JV Entity.
“Depreciation” means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period for federal income tax purposes, except that if the Book Value of an asset differs from its adjusted basis for U.S. Federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the U.S. federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or other period is zero, Depreciation for such Fiscal Year or other period shall be determined with reference to such beginning Book Value using any reasonable method selected by the General Partner.
“Development Agreement” means that certain Development and Cost-Sharing Agreement made of even date herewith between the Partnership and KD Acquisition I.
“Development Management Agreement” means that certain Development Management Agreement, dated as of even date herewith, between Development Manager and the Partnership, and which sets forth the terms pursuant to which Development Manager shall provide development services in connection with the Project.
“Development Manager” means Re:Play Management Ltd., a corporation organized under the laws of the Province of British Columbia, Canada.
“Development Plans” means the Master Plan, a quarry remediation plan, and such other improvement, infrastructure, landscaping, and/or hardscaping plans as may be necessary for the completion of the Project, or any Phase thereof.
“DPR” means Dispute Prevention and Resolution, Inc.
“Effective Date” has the meaning set forth in the preamble.
“Entitlements” means all access easements, permits, development rights, approvals, agreements, licenses, certificates, authorizations, zoning changes and other entitlements necessary or desirable for the development, construction, ownership and operation of the Project. or any applicable Phase thereof.
“Entity” or “Entities” means any general partnership, limited partnership, limited liability limited partnership, limited liability company, corporation, trust, business trust, cooperative or association or any other form of incorporated or unincorporated entity which is a legal entity under applicable law.
“Equity Commitment Election” has the meaning set forth in Section 3.2(a).
“Fiscal Year” means (a) the period commencing on the Effective Date and ending on December 31, 2019, or (b) any subsequent twelve (12) month period commencing on January 1 and ending on December 31.
“General Partner” means Kaupulehu II, LLC, in its capacity as the General Partner of the Partnership, or its permitted successor, or the replacement General Partner of the Partnership.
“Ground Lease” means that certain Indenture of Lease, dated as of May 27, 2009, Lease No. 29,250, and made between the Trustees of the Estate of Bernice Pauahi Bishop, as modified by an Amendment of Bishop Estate Lease Nos. 29,250 and 29,251 dated March 7, 2016, and as evidenced and memorialized of record by a Memorandum of Lease recorded in the Bureau of Conveyances for the State of Hawaii, as Document No. 2009-096327, or any replacement thereof, pursuant to which a portion of the Property is ground leased.
“Ground Lessor” means the “Lessor” under the Ground Lease.
“Ground Lessor Documents” means agreements, restrictions or covenants that encumber or pertain to the Property and which run in favor of the Ground Lessor or its Affiliates, to which they are a party or for which they would have rights to consent to any modifications.
“Guarantee(s)” has the meaning set forth in Section 3.2(e).
“Guarantee Expense” has the meaning set forth in Section 3.2(e).
“Guarantee Payment” has the meaning set forth in Section 3.2(e).
“Indemnification Losses” means all losses, claims, demands, causes of action, costs, damages, expenses (including, without limitation, reasonable fees and expenses of attorneys and other advisors and any court costs incurred) or liabilities.
“Indemnitee” has the meaning set forth in Section 4.6(a).
“Independent Activities” has the meaning set forth in Article 6.
“Issuance Agreement” means that certain issuance and Transfer Agreement made of even date herewith among the Partnership, the General Partner, and KDK, collectively as one party in interest, and Replay as the other party in interest.
“IRS” means the Internal Revenue Service, which administers the internal revenue laws of the United States.
“JV Entity” has the meaning set forth in Section 3.2(b).
“KD” means Kaupulehu Developments, a Hawaii general partnership.
“KD Acquisition I” means KD Acquisition, LLLP, a Delaware limited liability limited partnership in which KDK holds all partnership interests.
“KD Distributions Interest” has the meaning set forth in Section 11.1(c).
“KDK” has the meaning set forth in the preamble.
“Limited Partner(s)” means the limited partners of the Partnership from time to time and includes KDK and Replay, and any additional limited partners admitted to the Partnership in accordance with the provisions of this Agreement, and “Limited Partner” means any one of them.

“LP Act” means the Delaware Revised Uniform Limited Partnership Act, codified at Title 6, Chapter 17, §1-101, et seq., of the Delaware Code, as amended from time to time (or any corresponding provisions of succeeding law).
“Master Plan” means a master plan for the development of the Project, or any applicable Phase thereof, which generally depicts the locations of to-be-built improvements, access points, existing and to-be-built infrastructure and other matters related to the development and construction of the Project (or the applicable Phase thereof), as the same may be modified from time to time in accordance with this Agreement. The Partners acknowledge and agree that the initial Master Plan may not have detailed information for any Phases beyond Phase 2A, and the plans for such subsequent Phases shall be subject to modification.
“Non-Discretionary Guarantee” has the meaning set forth in Section 3.2(e).
“Nonrecourse Deductions” has the meaning set forth in Treasury Regulation Sections 1.704-2(b)(1) and 1.704-2(c).
“Notices” has the meaning set forth in Section 14.1(a).
“Partner” shall mean each of the Partners from time to time admitted to the Partnership in any such Person’s capacity as a Partner of the Partnership, whether as a General Partner or as a Limited Partner, or its successors as the Partners of the Partnership, or any substitute Partner, in such Person’s capacity as a Partner of the Partnership.
“Partner Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).
“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulation Section 1.704-2(i).
“Partner Nonrecourse Deductions” has the meaning set forth in Treasury Regulation Section 1.704-2(1).
“Partnership” means the limited partnership formed under the LP Act pursuant to the Certificate, as constituted under the terms of this Agreement, as this Agreement may be amended and restated, and any successor thereto.
“Partnership Interest” means, with reference to a Partner, the interest in the Limited Partnership held by that Partner at any time and from time to time in accordance with the terms herein contained, including such Partners Partnership Units and Percentage Interest, such Partner’s rights and interests under this Agreement, including rights to distributions, Preferred Return, Unreturned Priority Capital Contributions, Capital Accounts and allocations of Profit and Loss, and “Partnership Interests” means the aggregate of all Partners’ Partnership Interests.

“Partnership Minimum Gain” has the meaning set forth in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).
“Partnership Purpose” has the meaning set forth in Section 2.3.
“Partnership Units” means, with respect to each Partner, the equity interest of such Partner in the Partnership (expressed as a number of units of ownership). As of the date hereof, the following Partners have been issued the following number of Partnership Units:

Partner	Partnership Units

KDK	[****]

Replay	[****]

General Partner	[****]

“Percentage Interest” means, with respect to each Partner, the percentage that such Partner’s Partnership Units represents of the aggregate Partnership Units of all of the Partners. As of the Effective Date, the Partners have the following Percentage Interests:

Partner	Percentage Interest

KDK	[****]

Replay	[****]

General Partner	[****]

“Person” means a natural person or a corporation, partnership (general or limited), limited liability limited partnership, limited liability company, trust, unincorporated organization, association or other Entity.
“Phase” means a phase of construction for the Project or any portion thereof.
“Phase 2A” means the initial Phase of the Project to be developed on the portion of the Property depicted as “Phase 2A” on Exhibit A attached hereto.
“Phase 2A Pre-Development Budget” means the budget attached hereto as Exhibit C which sets forth in reasonable detail the estimated Phase 2A Pre-Development Costs, as the same may be modified from time to time by the General Partner.
“Phase 2A Pre-Development Costs” means [****].

“Phase 2A Pre-Development Loan” has the meaning set forth in Section 3.1.
“Preferred Return” means, as of the date of any determination, an accrued cumulative amount equal to the Unreturned Priority Capital Contributions of a Partner from time-to-time multiplied by the rate of fifteen percent (15%) per annum, compounded annually, with respect to Priority Capital Contributions funded pursuant to Section 3.2(c). The Preferred Return shall be determined in the same manner as interest due on a loan, based on a 365 day year.
“Priority Capital Contributions” means additional Capital Contributions made for purposes of funding Project Costs.
“Profit” or “Loss” means, for each Fiscal Year or other period, an amount equal to the Partnership’s taxable income or loss (as the case may be) for such year or period, determined in accordance with Code Section 703(a) (for this period, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)( I) shall be included in taxable income or loss), with the following adjustments:

(1)
Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profit or Loss pursuant to this definition shall be added to such taxable income or loss;

(2)
Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profit or Loss pursuant to this definition, shall be subtracted from such taxable income or loss (including amounts paid or incurred to organize the Partnership (unless an election is made pursuant to Code Section 709(b)) or to promote the sale of interests in the Partnership and by treating deductions for any losses incurred in connection with the sale or exchange of Partnership property disallowed pursuant to Section 267(a)(1) or Section 707(b) of the Code as expenditures described in Section 705(a)(2)(B) of the Code);

(3)
Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of notwithstanding that the adjusted tax basis of such property differs from such Book Value;

(4)
In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of “Depreciation” herein;

(5)
In the event that any item of income, gain, loss or deduction that has been included in the initial computation of Profit or Loss is subject to the special allocation rules of Section 9.3 and Section 9.4 hereof, Profit or Loss shall be recomputed without regard to such item; and

(6)
In the event of an adjustment of the Book Value of any Partnership asset which requires that the Capital Accounts of the Partnership be adjusted pursuant to Treasury Regulation Sections 1.704-1(b)(2)(iv)(e), (f) and (m), the amount of such adjustment is to be taken into account as additional Profit or Loss pursuant to Article 9 hereof.

If the Partnership’s taxable income or loss for such Fiscal Year, as adjusted in the manner provided above, is a positive amount, such amount shall be the Partnership’s Profits for such Fiscal Year; and if negative, such amount shall be the Partnership’s Loss for such Fiscal Year.
“Project” means the development, marketing and sale of the Property, or portions thereof, in accordance with the Development Plans.
“Project Budget” means [****].
“Project Costs” means [****].
“Property” means that certain real property situated at Kaupulehu, North Kona, Big Island, Hawaii, as described and depicted in Exhibit A attached hereto, together with all related real and personal property and development rights.
“Proposed Equity Amount” has the meaning set forth in Section 3.2(a).
“Proposed Equity Notice” has the meaning set forth in Section 3.2(a).
“Proposed Equity Terms” has the meaning set forth in Section 3.2(a).
“Regulatory Allocations” has the meaning set forth in Section 9.4.
“Replay” has the meaning set forth in the preamble.
“Reserves” means [****].
“Residential Lot(s)” has the meaning set forth in Section 8.3(a).
“Retained Rights Agreement” has the meaning set forth in Section 11.1(c).
“Sales Consulting Agreement” means that certain Sales and Consulting Agreement, dated as of even date herewith, between Development Manager and the Partnership, and which sets forth the terms pursuant to which Development Manager shall provide sales and marketing services in connection with the Project.

“Sole Responsibility Matter” has the meaning set forth in Section 3.2(e).
“Subsidiary” means or “Subsidiaries” means, at any time, the Entity or Entities that own the Project (or any Phase or any portion thereof) and which are, in turn, directly or indirectly majority-owned and controlled by the Partnership in accordance with this Agreement.
“Targeted Distribution Amounts” has the meaning set forth in Section 9.2(d).
“Tax Representative” has the meaning set forth in Section 10.3.
“Transfer” when used in this Agreement with respect to any Partnership Interest, means a transaction in which a Partner assigns, absolutely, conditionally, as security or otherwise, all or any part of its Partnership Interest (legal and/or beneficial) to another Person, and includes any sale, assignment, gift, pledge, mortgage, exchange, hypothecation, encumbrance or other disposition, including any such matter occurring by operation of law (such as, but not limited to. a statutory merger) or otherwise.
“Treasury Regulations” means the income tax regulations promulgated under the Code, as such regulations may be amended from time to time.
“Unanimous Approval” means [****].
“Unreturned Priority Capital Contributions” means the total of all Priority Capital Contributions made by a Partner, reduced by all distributions made to such Partner pursuant to Section 8.1(b) of this Agreement, as applicable.
ARTICLE 2
ORGANIZATIONAL MATTERS
Section 2.1    LP Act; Certificate.
(a)    The rights and liabilities of the Partners in the Partnership and as among them as to the Partnership shall be determined pursuant to the LP Act and this Agreement. To the extent the rights or obligations of any Partner are different by reason of any provision of this Agreement than they would be under the LP Act in the absence of any such provision, or even if this Agreement is inconsistent with the LP Act, this Agreement shall control, except to the extent the LP Act prohibits any such provision of the LP Act to be waived or modified by the Partners, in which event any contrary provisions of this Agreement shall be valid to the extent permitted under the LP Act, except where such partial validity is clearly inconsistent with the intent of the Partners, in which event the entire contrary provision shall be invalid.

(b)    The General Partner shall cause to be filed such certificates and documents as are necessary to comply with the applicable requirements for the organization and operation of a limited partnership in accordance with the laws of the State of Delaware. Additionally, the General Partner shall cause the Partnership to be qualified, pursuant to Chapter 425 of the Hawaii Revised Statutes, to conduct business in the State of Hawaii. The General Partner shall maintain such organization and qualification for as long as the Partnership exists or, as the case may be, conducts business in such jurisdictions. To the extent required by law or as determined by the General Partner in its discretion, the General Partner shall appoint, and change, agents for service of process in all jurisdictions in which the Partnership shall conduct business or is organized, registered or qualified. The initial principal place of business of the Partnership shall be at 87 MM Queen Ka’ahumanu Hwy. Kai lua-Kona, HI 96740, with a mailing address of PO Box 5349, Kailua-Kona, HI 96745. The General Partner shall promptly deliver to the Limited Partners a copy of any amendment, restatement or other change to the Certificate.
Section 2.2    Name. The name of the Partnership shall be KD Acquisition II, LP. The Partnership’s business and affairs shall not be conducted under any other name or names.
Section 2.3    Purposes. The sole purposes and nature of the business to be conducted by the Partnership shall be limited to engaging in the following activities: (i) the acquisition, ownership, development, construction, operation, maintenance, leasing, management, encumbering, mortgaging, borrowing, financing, refinancing, selling, transferring, conveying and otherwise dealing with the Property and the Project, or any portion thereof, and any other assets of the Partnership or any Subsidiary or JV Entity related thereto, and (ii) engaging in and performing any and all other acts and activities as may be necessary, incidental or convenient to carry out the foregoing (the “Partnership Purpose”).
Section 2.4    Powers. The Partnership is empowered to do any and all acts and things permitted by law that are necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the Partnership Purpose and for the protection and benefit of the Partnership and/or its assets.
Section 2.5    Term. The term of the Partnership commenced on the date the Certificate was filed with the Secretary of State of the State of Delaware and shall continue unless and until the Partnership is terminated pursuant to the provisions of Article 12 or as otherwise provided by law or agreed to by the Partners in a signed writing.
Section 2.6    Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an Entity, and no Partner, individually or collectively, shall have any ownership interest in any

Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.
Section 2.7    Representations and Warranties. Each Partner (including, without limitation, each permitted transferee as a condition to becoming a Partner), for itself only, represents and warrants to the Partnership and to each other Partner it has all requisite power, authority and legal capacity to enter into and to perform its obligations under this Agreement.
Section 2.8    Entity Characterization. It is the intention of the Partners that the Partnership constitute a partnership for U.S. federal, state and local income tax purposes. The General Partner therefore agrees that it: (a) will not knowingly cause or permit the Partnership to elect, without the consent of the Partners, (1) to be excluded from the provisions of Subchapter K of the Code, or (2) to be treated as a U.S. corporation for federal, state and local income tax purposes; and (b) will cause the Partnership to make any election requested by a Partner that is reasonably necessary or appropriate in order to ensure the treatment of the Partnership as a partnership for U.S. federal, state and local income tax purposes as long as such election does not cause a material adverse effect to the other Partners.
ARTICLE 3
CAPITAL CONTRIBUTIONS AND ADDITIONAL FUNDING
Section 3.1    Phase 2A Pre-Development Costs.
(a)    [****].
(b)    [****].
Section 3.2    Project Costs. [****].
(a)    [****].
(b)    [****].
(c)    [****].
(d)    [****].
(e)    [****].
Section 3.3    Return of Capital. [****].

Section 3.4    No Other Contributions. Except as expressly required by this Article 3 or by the LP Act, no Partner shall have any obligation to make any Capital Contributions to the Partnership or to advance or loan any funds to the Partnership. No advance or loan made to the Partnership by a Partner shall constitute a Capital Contribution to the Partnership.
Section 3.5    No Interest Payable. No Partner shall receive any interest or preferred return on its contributions to the capital of the Partnership, nor any credit balance in such Partner’s Capital Account, except as may be otherwise provided herein.
Section 3.6    Deficit Capital Accounts. No Partner shall have any obligation to restore any deficit balance in its Capital Account upon the liquidation and dissolution of the Partnership or if such Partner’s Partnership Interest is liquidated.
ARTICLE 4
MANAGEMENT AND OPERATIONS OF BUSINESS
Section 4.1    Management Vested in General Partner. [****].
(a)    Conduct Consistent with Business Plan and Budgets. [****].
(b)    Project Duties. [****].
Section 4.2    Powers of General Partner. [****]
Section 4.3    Right to Rely on General Partner. Any Person dealing with the Partnership may rely (without duty of further inquiry) upon a certificate signed by the General Partner as to:
(a)    the identity of any Partner;
(b)    any conditions precedent to acts on behalf of the Partnership by the General Partner or other matters which are germane to the affairs of the Partnership;
(c)    any instrument or document obligating the Partnership; or
(d)    any act or omission by the Partnership or any other matter related to the Partnership.
Section 4.4    Transactions Involving Affiliates. [****]
Section 4.5    Reimbursement of General Partner. [****]
Section 4.6    Indemnification. [****]

Section 4.7    General Partner Standard of Conduct. [****]
Section 4.8    Replacement of General Partner. [****]
ARTICLE 5
NO MANAGEMENT RIGHTS, LIMITED LIABILITY OF LIMITED PARTNERS
Section 5.1    Limitation of Liability. No Limited Partners shall be personally liable in any manner whatsoever for any debts, liabilities or obligations of the Partnership, whether arising under Federal or State statute, regulation, contract, tort, or otherwise. The liability of each Limited Partner shall be limited to the amount of Capital Contributions made by such Limited Partner in accordance with the provisions of this Agreement. Furthermore. failure of the Partnership to observe any corporate, procedural or other formalities or requirements relating to the exercise of its powers or the management of its business or affairs under this Agreement or the LP Act shall not be grounds for any Limited Partner or any Affiliate thereof to be held liable or obligated for any debt, obligation or other liability of the Partnership. Except as otherwise expressly set forth in this Agreement, (i) none of the actions taken by any Limited Partner hereunder or in connection with the formation of the Partnership shall constitute participation in the control of the business of the Partnership within the meaning of the LP Act, (ii) no Limited Partner shall have any rights hereunder to manage or govern the affairs of the Partnership, a Subsidiary or a JV Entity and (iii) no Limited Partner shall have any authority hereunder to bind the Partnership, a Subsidiary or a JV Entity.
ARTICLE 6
INDEPENDENT ACTIVITIES OF PARTNERS
Section 6.1    General Scope of Independent Activities. [****].
Section 6.2    Waiver of Rights with Respect to Independent Activities. [****]
Section 6.3    Limitation on Partnership Opportunities. [****].
Section 6.4    Acknowledgment of Reasonableness. Each Partner expressly acknowledges, represents and warrants to the other Partners that the representing Partner is a sophisticated investor, understands the terms, conditions and waivers set forth in this Article 6 and that the provisions of this Article 6 are reasonable, taking into account the relative sophistication and bargaining position of the Partners.
ARTICLE 7
FISCAL MATTERS
Section 7.1    Records and Accounting.

(a)    The Partnership shall maintain at the principal office address of the General Partner or the principal office address of any Affiliate of the General Partner (and/or electronically), at the expense of the Partnership, the following documents: (a) a current list of the full name and last known business address of each Partner; (b) a copy of the Certificate and any amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate or any amendment thereto has been executed; (c) copies of the Partnership’s federal, state and local income tax returns and reports, if any, for the most recent Fiscal Year and for the seven (7) prior Fiscal Years; (d) copies of this Agreement as then in effect and of all Financial statements of the Partnership for the most recent Fiscal Year and for the seven (7) prior Fiscal Years; and (e) books of account with respect to the Partnership’s business. Such documents are subject to inspection and copying at the request and expense of any Partner and/or its agents or representatives during ordinary business hours and on reasonable prior written notice.
(b)    The Partnership shall adopt a method of accounting, to be consistently applied, as selected by the General Partner after consultation with the accountants and/or tax advisers for the Partnership.
Section 7.2    Reports. The General Partner shall cause to be prepared and/or distributed to each Person who was a Partner during any Fiscal Year of the Partnership, on a quarterly basis and within 30 days of the month end of the previous quarter, at the expense of the Partnership, (i) a balance sheet, operating statement, statement of cash flows and statements of the Partner’s Capital Accounts, (ii) all other information, financial reports and other reports delivered to any lender under any credit or loan agreement and (iii) any status, professional, or consultant reports, or other information or reports reasonably requested by a Partner, provided that year-end financial reports shall be provided within 120 days of the end of the applicable Fiscal Year. Any Partner that requests that that the Partnership’s financial reports be audited shall be responsible, and shall reimburse the Partnership, for (or share in proportion to their respective Percentage Interests if more than one Partner so requires) the expense of the audit (and such expense shall not be treated as a Capital Contribution). Additionally, to the extent that any reporting requirements (in addition to those expressly set forth in this Agreement) are requested of, or imposed upon, the Partnership or the General Partner by virtue of such Partner, such Partner’s Affiliates, or any direct or indirect owner or partner thereof, being a publicly traded company, then such Partner shall be solely responsible, and shall reimburse the Partnership, for all additional expenses arising from such additional reporting requirements (and such expenses shall not be treated as a Capital Contribution).
Section 7.3    Additional Information. In addition to the other rights specifically set forth in this Agreement, each Partner is entitled to all information to which that Partner is required to have access pursuant to a non-waivable provision of the LP Act, under the circumstances and subject to the conditions therein stated.

Section 7.4    Confidentiality. Each Partner agrees that during the period of this Agreement and following the termination of this Agreement, except as required by law, regulation, or rule (including rules of an organized stock exchange) it shall use Confidential Information (as defined below) only for the purposes of fulfilling its obligations hereunder and that it shall not, except as required by law or except as such Partner in good faith believes necessary or appropriate in the course of conducting the Partnership’s business, directly or indirectly, disclose, divulge, reveal, report, publish, transfer or use any Confidential Information for any other purpose whatsoever; provided that this shall not prevent a Partner from disclosing Confidential Information to its advisors, accountants, attorneys, to bona fide potential transferees of the Partner’s Partnership Interest and to bona fide potential investors in a Partner or an Affiliate of a Partner, provided that in any such case the Person to whom Confidential Information is disclosed is advised of the proprietary nature of the Confidential Information and the restrictions contained in this Section and the disclosing Partner shall be responsible for any breach of this Section by such Person. For purposes of this Agreement, the term “Confidential Information” shall mean the terms of this Agreement and all other business, financial or other information relating to the conduct of the Project and the acquisition of the Property or the relative or absolute rights or interests of the Partners that has not been publicly disclosed pursuant to authorization by such Partner or is already in the public domain or available to the public through other sources other than as a result of a violation of this Section.
ARTICLE 8
DISTRIBUTIONS
Section 8.1    Distribution of Cash Flow. After the Phase 2A Pre-Development Loan has been repaid in full, Cash Flow will be distributed to the Partners in the following order of priority at such times as the General Partner considers appropriate:
(a)    First, to the Partners who have made Priority Capital Contributions (pari passu in proportion to their respective accrued and unpaid Preferred Returns) until each such Partner has received distributions pursuant to this Section 8.1(a) in an amount equal to its Preferred Return;
(b)    Second, to the Partners who have made Priority Capital Contributions (pari passu in proportion to their respective Unreturned Priority Capital Contributions) until each Partner’s Unreturned Priority Capital Contributions have been reduced to zero; and
(c)    Third, to the Partners in proportion to their respective Percentage Interests.
Section 8.2    Withholding. If the Partnership is required to withhold any portion of any distribution or allocation to a Partner by applicable federal, state, local or foreign tax laws, the Partnership shall withhold such amounts and make such payments to such taxing authorities as are necessary to ensure compliance with such tax laws. Any funds withheld by reason of this Section shall nonetheless be deemed distributed or allocated (as the case may be) to the Partner in question for all purposes of this Agreement. If the Partnership makes any payment to a taxing authority in respect of a Partner hereunder that is not withheld from actual distributions to the Partner, then the Partnership may. at the option of the General Partner. (i) require the Partner to reimburse the Partnership for such withholding, or (ii) reduce any subsequent distributions to such Partner by the amount of such withholding. The obligation of a Partner to reimburse the Partnership for taxes that were required to be withheld shall continue after such Partner Transfers its interest in the Partnership or after a withdrawal by such Partner until the reimbursement is made in full. Each Partner agrees to furnish the Partnership with any representations and forms as shall reasonably be requested by the Partnership to assist it in determining the extent of, and in fulfilling, any withholding obligations it may have.
Section 8.3    Special Distribution or Conveyance of Lots.
(a)    Subject to receipt of any necessary approvals under the Ground Lease, the Partnership shall cause to be transferred (i) to KD, or its designee, pursuant to the Retained Rights Agreement, three (3) subdivided residential, single-family lots (each a “Residential Lot”) in Phase 2A and a total of four (4) additional Residential Lots in subsequent Phases, and (ii) [****].
(b)    Subject to receipt of any necessary approvals under the Ground Lease, all transfers shall be made by way of special warranty deed, conveying fee simple title to the applicable Residential Lots, free and clear of liens and monetary encumbrances, but subject to all other matters of public record or other items that would be shown on a current survey of such Residential Lots, including any obligation to pay any amounts owed under the Ground Lease upon a sale of the Residential Lot (together with all applicable improvements thereon) to the ultimate purchaser thereof. To the extent that a fee transfer cannot be accomplished, the Partnership and the applicable transferee shall cooperate to transfer the Partnership’s (or its Subsidiary’s or JV Entity’s) interest in the applicable Residential Lot by way of an assignment of rights under the Ground Lease, or otherwise. The transferee (i.e., KD, [****]) shall be responsible for the payment of the costs of all title insurance, escrow fees, transfer taxes, recording fees, or amounts owed pursuant to the Ground Lease with respect to such transfer of the Residential Lot. Real property taxes and assessments shall be prorated as of the date of the transfer. The Partners agree to take all actions and to execute all documents as may be reasonably necessary or appropriate in order to effectuate the intent and purpose of this Section 8.3.
(c)    All Residential Lots to be transferred pursuant to this Section 8.3 shall be serviced by utilities. As a condition to the closing of any Residential Lot transfer pursuant to this Section 8.3, the transferee shall commit (i) with respect Residential Lots to be transferred in phases of the Project subsequent to Phase 2A, to commence construction of approved improvements on such Residential Lots within ninety (90) days of the closing of such transfer, (ii) to be subject to all construction and other requirements as may be set forth in the Ground Lease, any Entitlements or any architectural review requirements or covenants or restrictions affecting the Project, and (iii) to construct improvements on the Residential Lot in a manner consistent with the Development Plans. The location of the Residential Lots to be transferred pursuant to this Section 8.3, and the timing of the transfers, shall be determined by the General Partner, after giving good faith consideration to input from KD [****].
(d)    [****].
ARTICLE 9
CAPITAL ACCOUNTS; ALLOCATIONS TO PARTNERS
Section 9.1    Capital Accounts. The Partnership will establish and maintain a separate Capital Account on the books of the Partnership for each Partner. The Capital Accounts of the Partners will be restated by the General Partner as of the Effective Date in accordance with the definition of Book Value, and the restated Capital Account balance of each Partner will be reflected in the books and records of the Partnership as set forth in Exhibit D attached hereto.
Section 9.2    Tax Allocations.
(a)    General Rule. For each Fiscal Year of the Partnership, after the application of Section 9.3 and Section 9.4 below, Profits and Losses shall be allocated to the Partners in a manner which causes each Partner’s Adjusted Capital Account Balance to equal the amount that would be distributed to such Partner pursuant to Section 12.2 upon a hypothetical liquidation of the Partnership in accordance with Section 9.2(b).
(b)    Hypothetical Liquidation Defined. In determining the amounts distributable to the Partners under Section 12.2 upon a hypothetical liquidation, it shall be presumed that (i) all of the Partnership’s assets are sold at their respective Book Values without further adjustment, (ii) payments to any holder of a nonrecourse debt are limited to the Book Value of the assets securing repayment of such debt, (iii) the proceeds of such hypothetical sale are applied and distributed in accordance with Section 12.2, and (iv) there will be permitted adjustments for any previously made special or regulatory allocations under Section 9.3 and Section 9.4, as appropriate under the circumstances in consultation with the Partnership’s tax advisors.
(c)    Item Allocations. To the extent the General Partner determines that allocations of Profits and Losses over the term of the Partnership are not likely to produce the Adjusted Capital Account Balances intended under this Section 9.2, then special allocations of income, gain, loss andlor deduction shall be made as deemed necessary by the General Partner to achieve the intended Adjusted Capital Account Balances. It is the intention of the Partners that this Section 9.2 shall be applied so that upon the occurrence of the liquidation of the Partnership, the balances in the Partners’ respective Capital Accounts will have been established to the extent feasible under this Section 9.2 to equal the amounts that are distributed to the Partners respectively pursuant to Section 12.2, in order that distributions in liquidation of the Partnership effectively will meet the requirements of Treas. Reg. § 1.704-1(b)(2)(ii)(b)(2).
(d)    Special Allocations on Liquidation. It is intended that the amount to be distributed to each Partner upon the liquidation and dissolution of the Partnership should equal the amount such Partner would receive if liquidation proceeds were distributed in accordance with the provisions set forth in Section 8.1 These intended distribution amounts for each Partner are referred to as such Partner’s “Targeted Distribution Amounts.” Notwithstanding any provision of the Agreement, if upon a dissolution and liquidation of the Partnership, any Partner’s ending Capital Account balance immediately prior to the distribution to be made pursuant to Section 12.2 of the Agreement otherwise would be less than the balance required to ensure that such Partner receives its Targeted Distribution Amount, then, for such Fiscal Year of liquidation and dissolution and, to the extent amended tax returns can be filed for prior Fiscal Years of the Partnership (if necessary), such Partner shall be specially allocated items of income or gain for such current or prior years, and items of loss or deduction for such current or prior years shall be allocated away from such Partner to the other Partners, until Profits or Losses for the year of liquidation and dissolution of the Partnership can be allocated so as to cause such Partner’s actual Capital Account balance to equal the Targeted Distribution Amount for such Partner.
Section 9.3    Special Allocations. The following special allocations shall be made in the following order:
(a)    Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be allocated among the Partners in proportion to each Partner’s relative Unreturned Priority Capital Contributions, or, if none exist, the Partner’s relative Percentage Interests, unless a different allocation is determined to be required under the Code after consultation with the Partnership’s tax advisors. Solely for purposes of determining each Partner’s proportionate share of the “excess nonrecourse liabilities” of the Partnership within the meaning of Treasury Regulation Section 1.752-3(a)(3), each Partner’s interest in Partnership profits shall be equal to its Percentage Interests, unless a different allocation is determined to be required under the Code after consultation with the Partnership’s tax advisors.

(b)    Partnership Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulation Section 1.704-2(f), notwithstanding any other provision of this Article 6, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Partner shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to each such Partner’s share of the net decrease in Partnership Minimum Gain, as such share is determined in accordance with Treasury Regulation Section 1.704-2(g). The items of Partnership income and gain to be so allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section is intended to comply with the minimum gain chargeback requirement of Treasury Regulation 1.704-2(f) and shall be interpreted consistently therewith, including the exceptions to the minimum gain chargeback requirements set forth in Treasury Regulation Sections 1.704-2(f)(2) and (3).
(c)    Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions, as defined in and determined under Treasury Regulation Section 1.704-2(i)(2). for any Fiscal Year or other period shall be allocated to the Partner or Partners which bear the economic risk of loss with respect to Partner Nonrecourse Debt, to which such Partner Nonrecourse Deductions are attributable, in accordance with Treasury Regulation Section 1.704-2(i)(1).
(d)    Partner Nonrecourse Debt Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulation Section 1.704-2(i)(4), notwithstanding any other provision of this Article 9 (other than Section 9.3(b).), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain, determined in accordance with Treasury Regulation § 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to each such Partner’s share of the net decrease in Partner Nonrecourse Debt Minimum Gain, said aggregate net decrease determined in accordance with Treasury Regulation Section 1.704-2(i)(4). The items of Partnership income and gain to be so allocated shall be determined in accordance with Treasury Regulation Section 1.704-2(i)(4) and 1.704-2(j)(2)(ii). This Section is intended to comply with the partnership minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith, including the exceptions set forth in Treasury Regulation Section 1.704(f)(2) and (3) to the extent applicable.
(e)    Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), respectively, items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of

such Partner as quickly as possible, provided that an allocation pursuant to this Section shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 9 have been tentatively made as if this Section 9.3(e) were not in this Agreement.
The allocation contained in this Section is intended to be a “qualified income offset” within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d), and shall be applied consistently therewith.
(f)    Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to said Section of the Treasury Regulations.
(g)    Recapture. In the event there is any recapture of Depreciation or item of tax credit, the allocation thereof shall be made among the Partners in the same proportion as the deduction for such Depreciation or item of tax credit was allocated.
Section 9.4    Regulatory Compliance; Curative Allocations. The allocations set forth in Section 9.3 (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulation Sections 1.704-1(b) and 1.704-2, and shall be interpreted in a manner consistent with such Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Partners intend to divide Partnership distributions, as reflected by Article 8. Accordingly, but subject in all events to the requirements of Section 9.3(g), the General Partner, is authorized to further allocate Profit, Loss, items of each thereof and other items among the Partners in a reasonable manner so as to prevent the Regulatory Allocations from distorting the manner in which Partnership distributions would be divided among the Partners under Article 8 but for application of the Regulatory Allocations. In general, such reallocation will be accomplished by specially allocating other Profit, Loss and items of income, gain, loss and deduction, to the extent they exist, among the Partners so that the net amount of the Regulatory Allocations and the special allocations made under Section 9.3 to each Partner is zero. This may be accomplished in any reasonable manner that is consistent with Code Section 704 and the Treasury Regulations thereunder.
Section 9.5    Tax Allocations.
(a)    In accordance with Code Section 704(c) and the Treasury Regulations thereunder, Depreciation, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Book Value, such allocation to be made using any of the methods described in Treasury Regulation Section 1.704-3, as selected by the General Partner in its sole discretion, or as otherwise determined by the Partners.
(b)    In the event the Book Value of any Partnership asset is adjusted pursuant to the definition thereof, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder, using the method described in Treasury Regulation Section 1.704-3 selected by the General Partner.
(c)    Except as otherwise provided in Section 9.5(a) and Section 9.5(b), for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction has been allocated pursuant to the other provisions of this Agreement.
(d)    Any elections or other decisions relating to such allocations shall be made in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to Section 9.5(a) through Section 9.5(c) are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Profit, Loss or items of either thereof, or distributions pursuant to any provision of this Agreement.
Section 9.6    Other Allocation Rules.
(a)    For purposes of determining the Profit, Loss, or any other items allocable to any period, Profit, Loss, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partner using any permissible method under Code Section 706 and the Treasury Regulations thereunder.
(b)    All matters concerning the computation and maintenance of Capital Accounts, the allocation of Profit (and items thereof) and Loss (and items thereof), the allocation of items of Partnership income, gain, loss, deduction and expense for tax purposes, and the adoption of any tax methods or accounting procedures not expressly provided for by the terms of this Agreement shall be determined by the General Partner.
ARTICLE 10
TAX MATTERS

Section 10.1    Preparation of Tax Returns. The General Partner, at the expense of the Partnership, shall prepare or cause to be prepared all federal and Hawaii income tax returns for the Partnership and shall further cause such returns to be timely filed (including, if necessary, seeking appropriate extensions) with the appropriate authorities. The General Partner shall use reasonable good faith efforts to cause the Partnership to issue a Schedule K-1 with respect to each Fiscal Year to each Partner by April 1st of the following Fiscal Year. It is contemplated that the Partnership will be classified as a “partnership” for federal, state and local income tax purposes. The Partnership and the Partners will take such reasonable action as may be necessary or advisable, and as reasonably determined by the General Partner, including the amendment of this Agreement, to cause or ensure that the Partnership shall be treated as a “partnership” for federal, state and local income tax purposes. To the extent that additional foreign reporting requirements arise as a result of a specific Partner (or its Affiliates), such Partner will be responsible for and shall reimburse the Partnership and the General Partner for any additional cost incurred by either in order to comply with such reporting requirements (and such costs shall not be treated as a Capital Contribution).
Section 10.2    Tax Elections. The General Partner may cause the Partnership to make any election permitted to be made for tax purposes.
Section 10.3    Tax Representative.
(a)    The General Partner shall act as the tax matters partner of the Partnership (if applicable), as such term is defined in Section 6231(a)(7) of the Code in effect for years prior to 2019. and as the partnership representative of the Partnership, as such term is defined in Section 6223 of the Code (collectively, the “Tax Representative”), and shall have all the powers and duties assigned to a “tax matters partner” (if applicable) and/or a “partnership representative” under the Code and the Regulations promulgated thereunder. The Partners agree to perform all acts necessary under Section 6223 of the Code and the Regulations thereunder to designate the General Partner as the Tax Representative and, if applicable, under Section 6231 of the Code and the regulations thereunder in effect for years prior to 2019. Notwithstanding anything herein to the contrary, the Tax Representative shall, upon receipt of notice from the IRS, give notice of an administrative proceeding with respect to the Partnership to all Partners in accordance with, and as if such Partners were each a “notice partner” pursuant to, Section 6231(a)(8) of the Code in effect for years prior to 2019.
(b)    The Tax Representative shall be entitled to reimbursement from the Partnership for such expenses as are necessary in fulfilling its role as the Tax Representative. The provisions relating to indemnification of the General Partner set forth in Section 4.6 of this Agreement shall be fully applicable to the Tax Representative in its capacity as such.

(c)    The Tax Representative shall receive no compensation for its services. All third party costs and expenses incurred by the Tax Representative in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting, legal and/or other firm to assist the Tax Representative in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.
Section 10.4    Taxes Attributable to Current or Former Partners. The General Partner may cause the Partnership to pay any taxes (and any penalties, interest, and other assessments and charges in respect thereof) that the Partnership is required to pay with respect to a current or former Partner’s Partnership Interest (including any Partnership Interests previously held by such Partner), including any taxes the Partnership may be obligated to pay under Code § 6225 (as amended from time to time, including by Bipartisan Budget Act of 2015 (Pub. L. 114-74)). The General Partner shall determine, in its reasonable discretion, each Partner’s share of any imputed underpayment of taxes. Each Partner shall pay such tax obligation (either directly or to the Partnership) upon demand from the General Partner and shall take such other actions as the General Partner may reasonably direct. including. but not limited to filing an amended return for any “reviewed year” to account for all adjustments under Code § 6225(a) (as amended from time to time), and if such tax obligation is not paid to the Partnership within thirty (30) days following the request therefor, the same shall begin to accrue interest at the higher of (i) the interest rate charged by the Internal Revenue Service on such unpaid tax obligation, or (ii) eighteen percent (18%), compounded annually. For the avoidance of doubt, payments made to the Partnership for any such tax obligations shall not constitute Capital Contributions. Failure to pay such tax obligation shall entitle the General Partner to pursue (on behalf of the Partnership) any and all remedies under applicable law against the defaulting Partner, including, but not limited to, offsetting any future distributions payable to such Partner pursuant to this Agreement or any payments payable to an Affiliate of such Partner pursuant to any agreement between such Affiliate and the Partnership. Each such Partner shall indemnify and hold the Partnership and the other Partners harmless against any costs, penalties, payments, or other losses (including attorneys’ fees, expert fees and costs) incurred in connection with a breach of this Section 10.4. This Section 10.4 shall survive the termination, dissolution, liquidation and winding up of the Partnership (or the transfer of all or any portion of Partner’s Partnership Interest), and for purposes of this Section 10.4 the Partnership shall be treated as continuing in existence.
ARTICLE 11
TRANSFERS AND WITHDRAWALS
Section 11.1    Transfer Restrictions.
(a)    [****].

(b)    [****].
(c)    [****].
Section 11.2    General Provisions for Transfers.
(a)    Any permitted Transfer shall not relieve the transferor of any of its obligations which accrued or arose prior to such Transfer. The admission of any Person as an additional and/or substitute Partner shall become effective as of the date upon which the name of such Person is recorded on the books and records of the Partnership. Following the Transfer, but subject in all events to continued liability for tax obligations of the transferring Partner pursuant to Section 10.4, the transferor will be relieved of all on-going liability under this Agreement relating to the Partnership Interest transferred, including any obligations in respect of the requirement for additional Capital Contributions, if any, related to such Partnership Interest, to the extent permitted by law, and the transferee will assume all such liabilities.
(b)    Any Person who acquires in any manner whatsoever a Partnership Interest (or any part thereof) in the Partnership, whether or not such Person has accepted and assumed in writing the terms and provisions of this Agreement, shall be deemed, by acceptance of the acquisition of any such Partnership Interest, to have agreed to be subject to and bound by, and shall be deemed to have assumed all of the obligations of this Agreement with respect to such Partnership Interest and shall be subject to the provisions of this Agreement with respect to any subsequent Transfer of such Partnership Interest.
(c)    Any Person who acquires a Partnership Interest under operation of law shall not have any management or approval rights in the Partnership, but shall only be entitled to receive distributions in accordance with their pro rata share, unless all other Partners provide their prior written consent, which may be withheld for any reason.
(d)    If any Partnership Interest is transferred or assigned during any portion of a Fiscal Year on any day other than the first day of a Fiscal Year, then Profit and Loss, each item thereof and all other items attributable to such interest for such Fiscal Year shall be divided and allocated between the transferor Partner and the transferee Partner or assignee by taking into account their varying interests during the Fiscal Year on such basis as the General Partner shall determine, and which is permitted under the Code. All distributions attributable to such Partnership Interest before the date of such Transfer shall be made to the transferor Partner, and all distributions thereafter attributable to such Partnership Interest shall be made to the transferee.

(e)    Each transferee shall execute such instruments, amendments, certificates, or other forms as shall be reasonably required by the General Partner in connection with any Transfer.
(f)    Upon the admission or withdrawal of a Partner (whether by reason of a Transfer or otherwise), this Agreement and the Certificate, to the extent required under the LP Act, shall be amended appropriately to reflect the then existing names and addresses of the Partners, any change in the General Partner and other appropriate and necessary information.
(g)    Any Transfer or purported Transfer in contravention of any of the provisions of this Agreement shall be null and void and ineffective to Transfer any Partnership Interest, and shall not bind, or be recognized by, or on the books of, the Partnership.
(h)    The death, legal disability, Bankruptcy or dissolution of a Partner or the Transfer by any Partner of all or any part of its Partnership Interest in the Partnership (whether or not in compliance with the terms of this Agreement) shall not dissolve the Partnership.
(i)    The Partnership shall have the right to collect from any Partner who Transfers a Partnership Interest reasonable reimbursement of accounting, legal and other expenses incurred by the Partnership incident to the Transfer.
Section 11.3    Withdrawal. No Partner may withdraw from the Partnership other than as a result of a permitted Transfer of all of such Partner’s Partnership Interest in accordance with this Article 11.
ARTICLE 12
DISSOLUTION, LIQUIDATION AND TERMINATION
Section 12.1    Dissolution.
(a)    The Partnership shall be dissolved and its affairs wound up upon the earliest to occur of the following:
(i)    the sale of all or substantially all of the assets of the Partnership, as permitted hereunder;
(ii)    it is not reasonably practicable to carry on the Partnership Purpose;
(iii)    an election made by a Partner to dissolve the Partnership in accordance with Section 3.1(b);

(iv)    the entry of a decree of judicial dissolution of the Partnership;
(v)    Unanimous Approval;
(vi)    an event of withdrawal of the last remaining General Partner has occurred under the LP Act, unless the business of the Partnership is continued in accordance with this Agreement or the LP Act; or
(vii)    at any time there are no limited partners of the Partnership, unless the business of the Partnership is continued in accordance with the LP Act.
Section 12.2    Winding Up.
(a)    Upon the dissolution of the Partnership, the General Partner shall proceed. within a reasonable time, to sell or otherwise liquidate the assets of the Partnership consistent with the provisions of this Agreement and, after paying or making due provision by the setting up of reserves for all liabilities to creditors of the Partnership, to distribute the remaining assets to the Partners in accordance with Section 8.1.
(b)    Upon the dissolution of the Partnership. the Partners shall look solely to the assets of the Partnership for the return of their Capital Contributions. The winding up of the affairs of the Partnership and the distribution of its assets shall be conducted consistent with the provisions of this Agreement by the General Partner, who is hereby authorized to do any and all acts and things authorized by law for these purposes.
(c)    The General Partner shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the net proceeds therefrom, after paying or making due provision by the setting up of Reserves for all liabilities to creditors of the Partnership, shall be applied and distributed in the order and priority set forth in Section 8.1. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to this Article 12 in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.
(d)    Notwithstanding the provisions of Section 12.2(a) which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the General Partner determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the General Partner may defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners and their Affiliates as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 12.2(a), undivided interests in such Partnership assets as the General Partner deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the General Partner, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the General Partner deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The General Partner shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.
Section 12.3    Termination of Partnership and Cancellation of Certificate of the Partnership. Upon the completion of the liquidation of the Partnership’s assets, as provided in Section 12.2, the Partnership shall be terminated, a certificate of cancellation shall be filed, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be cancelled and such other actions as may be necessary to terminate the Partnership shall be taken.
ARTICLE 13
ARBITRATION
Section 13.1    Waiver of Court Action. EXCEPT AS NECESSARY TO ENFORCE THE PROVISIONS OF THIS ARTICLE 13, TO COLLECT ON AN ARBITRATION AWARD, AND/OR TO OBTAIN PRELIMINARY OR PERMANENT INJUNCTIVE RELIEF, EACH OF THE PARTNERS ON THEIR OWN BEHALF AND ON BEHALF OF THE PARTNERSHIP HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO COMMENCE ANY LEGAL OR EQUITABLE ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT RELATING TO, ARISING UNDER, THIS AGREEMENT AND SHALL PROCEED AS SET FORTH IN THIS ARTICLE 13.
Section 13.2    Consent to Mediation and Arbitration. All disputes or claims between the Partners or the Partnership and any Partner, shall be submitted to mediation and, if not resolved as set forth herein, to binding arbitration as set forth in this Article 13.
(a)    All disputes, controversies or claims between or among the Partners with respect to the application or interpretation of this Agreement, or otherwise concerning the rights and obligations of the Partners hereunder shall, upon written notice given by any party hereto to each other party (a “Mediation Notice”), be submitted to mediation as provided below.

(i)    The parties to any dispute shall, immediately following the giving of a Mediation Notice, undertake to agree upon a mediator to assist in resolution of such dispute.
(ii)    If within ten (10) consecutive, calendar days of the giving of a Mediation Notice, the parties have not agreed upon a mediator, any party may request appointment of a mediator pursuant to the procedures of the DPR. Such mediator shall be trained in mediation and shall be experienced in matters relating to sophisticated business transactions. The mediation shall proceed in Honolulu, Hawaii.
(b)    Notwithstanding anything to the contrary contained herein, if following the commencement of the mediation process referred to in this Article 13, the subject in dispute has not been resolved to the satisfaction of the disputants within forty-five (45) consecutive calendar days after the Mediation Notice, the parties agree to submit to binding arbitration any and all such claims, disputes and controversies arising under or relating in any way to this Agreement all of which shall be fully, completely and conclusively resolved by such binding arbitration. Such binding arbitration shall proceed in Honolulu, Hawaii, and shall be governed by the “Arbitration Rules, Procedures and Protocols” of the DPR. Judgment on any award rendered by the arbitrators may be entered in any court having jurisdiction.
(i)    Arbitration hereunder shall be before a single neutral arbitrator who is an attorney with at least ten (10) years’ experience in connection with residential real estate development projects (whether in the litigation or transactional context), or a retired judge of any United States District Court. The DPR shall submit a list of persons meeting the criteria outlined above for each category of arbitrator, and the parties shall select one person from each category in the manner established by the DPR.
(ii)    The hearing on any arbitration to be conducted hereunder shall be commenced within one hundred twenty (120) consecutive, calendar days of the service of any party’s election to arbitrate and shall be completed within two hundred ten (210) consecutive, calendar days of such tiling, unless agreed otherwise by the parties. During the period after initiation of the arbitration proceeding and the scheduled hearing, the parties shall be entitled to proceed with discovery to the same extent as in a court proceeding in the State of Hawaii, including depositions and document discovery. In connection therewith, the arbitrator shall issue such subpoenas as either party requests and as are permitted by applicable law.

(iii)    The arbitrator shall use the “Arbitration Rules, Procedures and Protocols” of the DPR but is encouraged to adopt such rules as the arbitrator deems appropriate to accomplish the arbitration in the quickest and least expensive manner possible. Accordingly, the arbitrator may: (a) dispense with any formal rules of evidence and allow hearsay testimony so as to limit the number of witnesses required; (b) establish time limits for discovery procedures as the arbitrator deems appropriate; (c) limit the time for presentation of any party’s case as well as the amount of presentation of any party’s case as well as the amount of information or number of witnesses to be presented in connection with any hearing; and (d) impose any other rules which the arbitrator believes appropriate to effect a resolution of the dispute as quickly and inexpensively as possible.
(iv)    In the event that any subsequent or further controversy, claim or dispute arising out of, or relating in any way to, this Agreement arises while any arbitration demand under this Agreement is pending, but before the arbitrator appointed as a result thereof has rendered its final decision, such arbitrator shall have exclusive jurisdiction over the resolution of such subsequent or further controversies, claims or disputes and shall consolidate all such matters.
(v)    The arbitrator shall have the exclusive authority to determine and award costs of arbitration and the costs incurred by any party for their attorneys. advisors and consultants, including specifically, but without limitation, damages and sanctions against any party to an arbitration found by the arbitrator to have failed to comply with, or abused, the applicable arbitration provisions or rules, and the award of attorneys’ fees and costs to the prevailing party in any such arbitration.
ARTICLE 14
GENERAL PROVISIONS
Section 14.1    Addresses and Notice; Time Computation.
(a)    All notices, requests and other communications hereunder (collectively, “Notices”) must be in writing and shall be deemed to have been duly given only if delivered personally against written receipt or mailed by overnight courier prepaid, to the parties at the following addresses or e-mail addresses:
If to KDK:
c/o Barnwell Hawaiian Properties, Inc.
1100 Alakea Street, Suite 2900
Honolulu, Hawaii 96813
Attn: Mr. Alexander Kinzler

E-mail:
With a copy to:
Mr. John Nees
1325 Airmotive Way, Suite 160
Reno, Nevada 89502
E-mail:
If to Replay:
Replay Kaupulehu Development LLC
c/o Re:Play Management Ltd.
Suite 2150-745 Thurlow Street
Vancouver, BC V6E 005
Attn.: Mr. Paul Jorgensen
E-mail:
With a copy to:
Replay Kaupulehu Development LLC
c/o Replay Destinations Inc.
631 Center Street
Healdsburg. CA 95448
Attn: Mr. David Hill
E-mail:
If to the General Partner:
Kaupulehu II, LLC
c/o Barnwell Hawaiian Properties, Inc.
1100 Alakea Street, Suite 2900
Honolulu, Hawaii 96813
Attn: Mr. Alexander Kinzler
E-mail:
and
Kaupulehu II, LLC
c/o Replay Destinations Inc.
631 Center Street
Healdsburg, CA 95448
Attn: Mr. David Hill
E-mail:
With an additional copy to:

Kaupulehu II, LLC
c/o Re:Play Management Ltd.
Suite 2150-745 Thurlow Street
Vancouver, BC V6E 005
Attn.: Mr. Paul Jorgensen
E-mail:
(b)    All such Notices shall (i) if delivered personally to the address as provided in this Section, be deemed given on the Business Day of delivery and (ii) if delivered by overnight courier to the address as provided in this Section, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto. If any party refuses to accept delivery of a notice hereunder, such notice shall be deemed to have been received on the day such delivery is refused. Email is not a satisfactory method of delivery. E-mail may be used for delivery of reports, budgets, tax returns and other similar materials, for requesting approval of any matter, and as is specifically provided for in this Agreement (and as to such items, regardless of the manner of delivery, any copy to parties who are the outside counsel for a party shall not be required recipients) but e-mail may not be used for any required notices as to defaults, alleged defaults, or any matter NA, hich, directly or indirectly, potentially involves any guarantee of any obligation of any party hereof or any Affiliate of any party hereto.
(c)    In computing any period of time under this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is not a Business Day, in which event the period shall run until the next Business Day.
Section 14.2    Titles and Captions. Section titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.
Section 14.3    Pronouns and Plurals; Word Meanings. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The words such as “herein”, “hereinafter”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. References to a paragraph shall only be to the grammatical paragraph referred to unless there is a specific paragraph and/or Section designated. The use in this Agreement of the word “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation”, or “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. Whenever in this Agreement any Person is permitted or required to make a decision in its “good faith” or discretion or sole discretion or under another express standard as to any such decision, such Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law or in equity.
Section 14.4    No Partition. Except as set forth in Article 12, no Partner shall have the right to terminate this Agreement or dissolve the Partnership by its express will or by withdrawal without the consent of the other Partners, and each Partner agrees that irreparable damage would be done to the Partnership if any Partner brought an action in court to dissolve the Partnership or partition or apportion the assets of the Partnership. Accordingly, except as set forth in Article 12, each Partner agrees that it shall not, either directly or indirectly, and each Partner hereby waives any rights it might otherwise have to (i) commence any proceeding or otherwise take any action to request, cause or to require the partition or appraisement of the Partnership, or any of the direct or indirect assets of the Partnership, (ii) cause the appointment of a receiver for all or any portion of the assets of the Partnership, (iii) compel any sale or partition of all or any portion of the direct or indirect assets of the Partnership pursuant to any applicable law, (iv) file a complaint, or institute any proceeding at law or in equity, for the purpose, directly or indirectly, of causing or seeking to cause the termination, dissolution or liquidation of the Partnership, or (v) withdraw from the Partnership, except as otherwise specifically provided elsewhere in this Agreement, without the consent of the other Partners in their sole discretion. Notwithstanding any provisions of this Agreement to the contrary. each Partner accepts the provisions of the Agreement as its sole entitlement as to withdrawal by a Partner and as to the termination, dissolution and/or liquidation of the Partnership, and hereby irrevocably waives any and all right to withdraw from the Partnership or to maintain any action for dissolution or partition or to compel any sale or other liquidation with respect to its Partnership Interest or any properties of the Partnership not in accordance with the provisions of this Agreement; and each Partner agrees that it will not petition a court for the dissolution, termination or liquidation of the Partnership other than in accordance with the provisions of this Agreement.
Section 14.5    Money or Currency. Any reference to money, funds or currency means United States currency.

Section 14.6    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors, legal representatives and assigns.
Section 14.7    No Third Party Rights. Except for those Persons entitled to indemnification as set forth in this Agreement, who shall be express third party beneficiaries, the terms and provisions of this Agreement are intended solely for the benefit of the parties hereto and their respective successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights.
Section 14.8    Remedies; Waiver. Each Partner acknowledges that certain violations of the provisions of this Agreement may result in irreparable harm to a Partner or to the business or assets of the Partnership for which money damages alone would not adequately compensate. Accordingly, each Partner consents and agrees that if there is any breach or violation, or threatened breach or violation, of any of the terms, covenants and other provisions of this Agreement, the Partnership and the other Partners shall be entitled to an injunction, specific performance or other equitable remedy, all without limitation of or effect upon any other remedies and rights which may otherwise be available hereunder or under applicable law or at equity, all such rights and remedies being cumulative and non-exclusive. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.
Section 14.9    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute but one and the same instrument. This Agreement may be executed by the parties and transmitted by facsimile or electronic mail and when it is executed and transmitted in such manner this Agreement shall be for all purposes as effective as if the party(s) had delivered an executed original of this Agreement.
Section 14.10    Applicable Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without regard to any conflict of law principles.
Section 14.11    Invalidity of Provisions. If any one or more of the provisions contained in this Agreement or any application thereof shall be invalid. illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and other application thereof shall not in any way be affected or impaired thereby.

Section 14.12    Entire Agreement. This Agreement supersedes all prior discussions, term sheets and agreements between the parties with respect to the subject matter hereof and thereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.
Section 14.13    Additional Documents and Acts. In connection with this Agreement as well as all transactions contemplated by this Agreement, each Partner agrees to from time to time, at any other Partner’s request, execute and deliver such additional documents and instruments, and perform such additional acts, as the other Partner may deem to be necessary or desirable to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions. All approvals of any Partner hereunder shall be in writing.
Section 14.14    Amendments. [****].
Section 14.15    Attorney Fees; Damages. If the Partnership or any Partner institutes any arbitration, legal or equitable action or proceeding against any Partner or the Partnership by reason of the breach of this Agreement or the failure to comply with the terms of this Agreement, or as to the interpretation of this Agreement or any other matter relating to this Agreement, the party substantially prevailing in such proceeding shall be entitled to recover its reasonable attorneys’ fees and costs (including expert witness fees). Notwithstanding anything to the contrary contained herein, in no event shall any Partner or the Partnership be liable hereunder for any consequential, special, punitive or indirect damages, the Partners and the Partnership agreeing that the sole damages due hereunder shall be direct damages.
Section 14.16    Construction. The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction.
Section 14.17    Survival of Certain Provisions. The Partners acknowledge and agree that this Agreement contains certain terms and conditions which are intended to survive the dissolution and termination of the Partnership; provided that the provisions of this sentence shall not be interpreted to mean that assets of the Partnership, after distribution to a Partner or Partners, continue to be assets of the Partnership for purposes of this Agreement. The Partners agree that the provisions of this Agreement which by their terms require, given their context, that they survive the dissolution and termination of the Partnership so as to effectuate the intended purposes and agreements of the Partners shall survive notwithstanding that such provisions had not been specifically identified as surviving and notwithstanding the dissolution and termination of the Partnership or the execution of any document terminating this Agreement, unless such termination document specifically provides for nonsurvival by reference to this Section and to specific nonsurviving provisions.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Partnership and the Partners have executed this Limited Partnership Agreement as of the date first written above.

GENERAL PARTNER

Kaupulehu II, LLC,
a Delaware limited liability company

By: Replay Kaupulehu Development LLC,
a Delaware limited liability company, its
Member

By: /s/ Paul Jorgensen
Paul Jorgensen, its President

AND

By: KD Kaupulehu, LLLP, a Delaware limited liability limited partnership, its Member

By: Ka’upulehu Makai, LLLP, its General Partner

By: KKM Makai, LLLP, its General Partner

By: Noble Enterprises Inc., its General Partner

By: /s/ Terry Johnston
Name: Terry Johnston
Title: President

LIMITED PARTNERS:

Replay Kaupulehu Development LLC,
a Delaware limited liability company

By: /s/ Paul Jorgensen
Paul Jorgensen, its President

KD Kaupulehu, LLLP, a Delaware limited
liability limited partnership

By: Ka’upulehu Makai, LLLP, its General Partner

By: KKM Makai, LLLP., its General Partner

By: Noble Enterprises Inc., its General Partner

By:/s/ Terry Johnston
Name: Terry Johnston
Title: Chairman, President

SIGNATURE PAGE TO
AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF KD ACQISITION II, LP
NY 77646115v1

THE PARTNERSHIP:

KD Acquisition II, LP,
a Delaware limited partnership

By: Kaupulehu II, LLC, a Delaware limited liability
company, its General Partner

By: Replay Kaupulehu Development LLC, a
Delaware limited liability company, its Member

By: /s/ Paul Jorgensen
Paul Jorgensen, its President

AND

By: KD Kaupulehu, LLLP, a Delaware limited liability limited partnership, its Member

By: Ka’upulehu Makai, LLLP, its General Partner

By: KKM Makai, LLLP., its General Partner

By: Noble Enterprises Inc., its General Partner

By: /s/ Terry Johnston
Name: Terry Johnston
Title: President

SIGNATURE PAGE TO
AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF KD ACQISITION II, LP
NY 77646115v1

Exhibit A
Property Description and Depiction
[See Attached]

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Legal Description of portion of Property subject to Ground Lease:
All of that certain parcel of land situate at Kaupulehu, District of North Kona, Island and County of Hawaii, State of Hawaii, being LOT 45, KAUPULEHU LOT 4-A INCREMENT 1, PHASE 2 SUBDIVISION, as shown on File Plan Number 2438, filed in the Bureau of Conveyances of the State of Hawaii, and containing an area of 273.875 acres, more or less: and
All of that certain parcel of land (being portion of the land(s) described in and covered by Royal Patent Number 7843, Land Commission Award Number 7715, Apana 10 to L. Kamehameha) situate, lying and being at Kaupulehu, District of North Kona, Island and County of Hawaii, State of Hawaii, being LOT 46A of the KAUPULEHU LOT 4-A INCREMENT 2, PHASE 1 SUBDIVISION, containing an area of 147.768 acres, more or less, as shown on subdivision map prepared by Dan H. Hirota, Land Surveyor, dated August 26, 2015, approved by the Planning Director, County of Hawaii, on September 17, 2015, as SUB-13-001254-Revised, as shown in AFFIDAVIT dated September 25, 2015, recorded in the Bureau of Conveyances of the State of Hawaii as Document No. A-57490755.
Depiction of Property (i.e. Increment 2):

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EXHIBIT B
Advances Made as of Effective Date under
Phase 2A Pre-Development Loan

[****]

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Exhibit C
Phase 2A Pre-Development Budget
[See Attached]

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Exhibit D
Capital Accounts of Partners as of Effective Date
The following are the Capital Account balances of the Partners existing as of the Effective Date:
Replay - [****]
KDK - [****]
GP - [****]

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EXHIBIT “D”
Terms and Conditions of Conveyance of Lots to KD
[****]

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EXHIBIT “E”
Partial Release of Retained Rights

LAND COURT SYSTEM	REGULAR SYSTEM
AFTER RECORDATION, RETURN TO:	RETURN BY: MAIL ε PICKUP e

KAUPULEHU DEVELOPMENTS
Attention: Alexander Kinzler
1100 Alakea Street, Suite 2900
Honolulu, Hawaii 96813	Total Pages:
TMK Nos. __________________________

PARTIAL RELEASE OF RETAINED RIGHTS
THIS PARTIAL RELEASE OF RETAINED RIGHTS (“Partial Release”) is entered into and made this ____ day of _____________, 2018 by Kaupulehu Developments, a Hawaii general partnership, whose address is 1100 Alakea Street, Suite 2900, Honolulu, Hawaii 96813 (“KD”), to and for the benefit of KD Acquisition II, LP, a Delaware limited partnership (“KD Acquisition II”) and all holders of interests in Increment 1 and Increment 2 (defined hereinafter).
R E C I T A L S :

A.
KD Acquisition II is the “Lessee” under a ground lease entitled “Indenture of Lease”, dated as of May 27, 2009, Lease No. 29,250, and made between the Trustees of the Estate of Bernice Pauahi Bishop, collectively (and referred to herein) as the “Lessor”, as modified by an Amendment of Bishop Estate Lease Nos. 29,250 and 29,251 dated March 7, 2016 (the “Increment 2/Beach Club Lease Amendment”), and as evidenced and memorialized of record by a Memorandum of Lease recorded in the Bureau of Conveyances of the State of Hawaii (“Bureau”), as Document No. 2009-096327; said Memorandum is modified by an Amendment of Memorandum of Lease recorded in the Bureau as Document No. A-59130256 (collectively the “Increment 2 Lease”). The Increment 2 Lease demises to KD Acquisition II certain land and related real property interests situated in the County of Hawaii and described on Exhibit “A” attached hereto and incorporated herein by this reference, which land and interests are sometimes hereinafter referred to as “Increment 2”. As also referenced on Exhibit “A”, Increment 2 will further include any portion of Lot 44, Kaupulehu Lot 4-A Phase 1, Increment 2 Subdivision, File Plan 2438 (as filed in the Bureau), which is hereafter conveyed to KD Acquisition II by KD Acquisition I (defined below).

NY 77646115v1

B.
KD Acquisition II’s affiliate, KD Acquisition, LLLP, a Delaware limited liability limited partnership (“KD Acquisition I”), has been and continues to be the developer of certain real property adjoining Increment 2 and referred to hereinafter as “Increment 1”. KD Acquisition l’s interests in Increment 1 arose as leasehold rights under that certain Indenture of Lease, Lease No. 29,032, dated February 13, 2004, and made between Lessor and KD Acquisition I, as the lessee thereunder, as such ground lease was evidenced and memorialized by a Memorandum recorded in the Bureau as Document No. 2004-031733, and has been amended by (1) an Amendment of Lease and Mutual Quitclaim dated September 26, 2007, and recorded in the Bureau as Document No. 2007-170877, and (ii) a First Amendment to Indenture of Lease made by the same parties and dated May 27, 2009, as evidenced by a Memorandum recorded in the Bureau as Document No. 2009-096326 (collectively the “Increment 1 Lease”). KD Acquisition I acquired fee title to certain single-family residential subdivision lots within Increment 1 pursuant to the deed dated December 12, 2005, and recorded in the Bureau on December 23, 2005 as Document No. 2005-262400, and another deed recorded in the Bureau on September 26, 2007, as Document No. 2007-170887. Increment 1 is comprised of the land legally described in the original Increment 1 Lease, net of the land now demised under the Increment 2 Lease, and includes the fee interests still held by KD Acquisition 1 in and to the unsold residential lots which are described on Exhibit “B” hereto (the “Remaining Increment 1 Lots”).

C.
By a Purchase and Sale Agreement dated February 13, 2004 (“Increment 1 Sale Agreement”), KD sold certain interests associated with Increment 1 to KD Acquisition I (then known as WB KD Acquisition, LLC). By an Amended and Restated Agreement As To Lot 4A, Increment 2 dated May 27, 2009 (“Increment 2 Sale Agreement”), KD sold certain interests associated with Increment 2 to KD Acquisition II (then known as WB KD Acquisition II, LLC). Under those Sale Agreements, KD reserved or retained or was granted certain rights, which included (1) the right to receive a percentage of the gross proceeds from lot or unit sales within each Increment (“Percentage Payments”), (2) under the Increment 2 Sale Agreement, the right to certain “Distribution Payments” as defined therein, (3) the right to approve changes in the applicable Concept Plan, which plan identified the location and the number of units of each type which KD Acquisition I or KD Acquisition II planned to develop within Increment 1 and Increment 2, respectively, and (4) the right upon certain conditions, to step in and assume the lessee’s rights under the Increment 2 Lease. The rights described in items (1), (2), (3) and (4) above, together with any and all other rights and interests that KD may hold under the Increment 1 Sale Agreement and the Increment 2 Sale Agreement, are referred to below as “KD’s Retained Rights”.

D.
Notice to third parties of KD’s Retained Rights in Increment 1 and Increment 2 is provided by a Memorandum of Agreement (the “Memorandum”) dated February 13, 2004 and recorded in the Bureau as Document No. 2004-031731, as amended by Amendment to

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NY 77646115v1

Memorandum of Agreement dated May 27, 2009 and recorded in the Bureau as Document No. 2009-096329 (the Memorandum as amended being referred to below as the “Notice of KD’s Retained Rights”). The Memorandum refers to the Increment 1 Sale Agreement as the “Purchase and Sale Agreement”, and the Amendment thereto noted above refers to the Increment 2 Sale Agreement as the “Increment 2 PSA”.

E.
To facilitate the development and sale of lots or units within Increment 2, KD Acquisition II has requested that (1) KD release KD’s Retained Rights in Increment 2, and (2) KD confirm what KD’s Retained Rights it still holds with respect to Increment 1, and KD has agreed to do so in accordance with the following provisions.

PARTIAL RELEASE
NOW THEREFORE, for good and valuable consideration, the receipt of which is acknowledged:
1.    KD hereby releases and terminates all of KD’s Retained Rights as they pertain or relate to Increment 2 as described on Exhibit “A” hereto, and pursuant thereto agrees that the Increment 2 Sale Agreement is fully discharged and of no further force or effect, except with respect to (and only to) certain rights in favor of KD Acquisition II affecting Lot 4-C, Subdivision No. 7571-Revised, and included in the Affidavit of Robert W. Cunningham, LPLS, filed in the Bureau on April 4, 2003, as Doc. No. 2003-062370, County of Hawaii, State of Hawaii (the “Lot 4-C Rights”).
2.    KD hereby confirms and agrees that all of KD’s Retained Rights as they pertain or relate to Increment 1 have terminated and are hereby released of record, except for (and only for) KD’s rights to receive Percentage Payments under the increment 1 Sale Agreement with respect to the sale of each of the Remaining Increment 1 Lots (as described on Exhibit “B” hereto), which rights to Percentage Payments (the “Remaining Increment 1 Payment Rights”) are expressly excepted from this Partial Release and reserved to KD. KD further acknowledges and agrees that the Increment 1 Sale Agreement remains in effect only with respect to the Remaining Increment 1 Payment Rights, and specifically that it is terminated in all respects as it may pertain to Increment 2.
3.    Pursuant to sections 1 and 2 above, KD’s Retained Rights are all extinguished and terminated, excepting only the Remaining Increment 1 Payment Rights. The Notice of KD’s Retained Rights is hereby released, terminated and extinguished, and shall no longer constitute any encumbrance or record notice affecting increment 1 or Increment 2, except that it shall remain in effect only as record notice of the Remaining Increment 1 Payment Rights affecting the Remaining Increment 1 Lots described on Exhibit “B” hereto, and as record notice of the Lot 4-C Rights.

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NY 77646115v1

IN WITNESS WHEREOF, KD has executed this Partial Release of Retained Rights as of the date first written above.

KAUPULEHU DEVELOPMENTS,
a Hawaii general partnership

By BARNWELL HAWAIIAN PROPERTIES, INC.,
a Delaware corporation
Its General Partner

By
Alexander C. Kinzler
Its President

4
NY 77646115v1

STATE OF HAWAII	)
	)	SS.
CITY AND COUNTY OF HONOLULU	)

On this _____ day of _______________, 2018, in the First Circuit, State of Hawaii, before me personally appeared ALEXANDER C. KINZLER, to me personally known, who, being by me duly sworn or affirmed, did say that he is the President of BARNWELL HAWAIIAN PROPERTIES, INC., a Delaware corporation, one of the General Partners of KAUPULEHU DEVELOPMENTS, a Hawaii general partnership, and that he executed the foregoing instrument identified as PARTIAL RELEASE OF RETAINED RIGHTS as his free act and deed, and if applicable in the capacity shown, having been duly authorized to execute such instrument in such capacity.
The foregoing instrument is dated _________________, 2018, and contains _________ (__) pages at the time of this acknowledgment/certification.

Notary Public, State of Hawaii
Print Name:
My Commission Expires:

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EXHIBIT “A”
Increment 2 Real Property
Demised Under Increment 2 Lease
FIRST:
All of those certain parcels of land (being portion of the land(s) described in and covered by Royal Patent Number 7843, Land Commission Award Number 7715, Apana 10 to L. Kamehameha) situate, lying and being at Kaupulehu, District of North Kona, Island and County of Hawaii, State of Hawaii being:
LOT 46A of the “KAUPULEHU LOT 4-A INCREMENT 2, PHASE 1 SUBDIVISION”, containing an area of 147.768 acres, more or less;
All as shown on subdivision map prepared by Dan H. Hirota, Land Surveyor, dated August 26. 2015, approved by the Planning Director, County of Hawaii, on September 17, 2015, as SUB-13-001254-Revised, as shown in AFFIDAVIT dated September 25, 2015, recorded as Document No. A-57490755.
SECOND:
All of that certain parcel of land situate at Kaupulehu, District of North Kona, Island and County of Hawaii, State of Hawaii, being LOT 45 of the “Kaupulehu LOT 4-A, INCREMENT 1, PHASE 2 SUBDIVISION”, as shown on File Plan Number 2438, filed in the Bureau of Conveyances of the State of Hawaii, and containing an area of 273.875 acres, more or less.
Additional Parcel
Any land within Lot 44, KAUPULEHU LOT 4-A, INCREMENT 1, PHASE 2 SUBDIVISION, File Plan 2438, hereafter conveyed to KD Acquisition II, LP;

All in the County of Hawaii, State of Hawaii

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EXHIBIT “B”
Remaining Increment 1 Lots

LOT NO.	AREA	TAX MAP KEY NUMBER

1	1.271 acres	(3) 7-2-032-009
5	1.140 acres	(3) 7-2-032-017
9	1.032 acres	(3) 7-2-032-020
10	1.008 acres	(3) 7-2-032-021
11	1.014 acres	(3) 7-2-032-022
12	1.005 acres	(3) 7-2-032-023
13	1.000 acre	(3) 7-2-032-024
14	1.001 acres	(3) 7-2-032-025
15	1.002 acres	(3) 7-2-032-026
27	1.003 acres	(3) 7-2-032-038
29	1.023 acres	(3) 7-2-032-040
31	1.008 acres	(3) 7-2-032-042
32	1.143 acres	(3) 7-2-032-043
33	1.005 acres	(3) 7-2-032-044
34	1.003 acres	(3) 7-2-032-045
35	1.004 acres	(3) 7-2-032-046
36	1.069 acres	(3) 7-2-032-047
38	1.091 acres	(3) 7-2-032-049
39	1.160 acres	(3) 7-2-032-050
40	1.009 acres	(3) 7-2-032-051
41	1.001 acres	(3) 7-2-032-052
42	1.031 acres	(3) 7-2-032-053

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